EXHIBIT A

The Principals of Rhea are set forth below.

Name	Principal Occupation and Employment (1)	Citizenship
Michalis Mastris	Director of Heidmar Maritime Holdings Corp.	Cyprus

(1) The business address of the Principals is 89 Akti Miaouli, Piraeus, Greece 18538.

EXHIBIT B

LOCK-UP/Leak-Out AGREEMENT

THIS LOCK-UP/LEAK-OUT AGREEMENT (this “Agreement”) is made and entered into as of February 19, 2025 between (i) Heidmar Maritime Holdings Corp., a company organized and existing under the laws of Marshall Islands (“Holdings”), and (ii) the undersigned (the “Holder”). Holdings and the Holder are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

WHEREAS, MGO Global, Inc., a Delaware corporation (“MGO”), Holdings, HMR Merger Sub Inc., a Delaware corporation (“Merger Sub”) and Heidmar Inc., a company organized and existing under the laws of Marshall Islands (“Heidmar”), among others, entered into a business combination agreement, dated June 18, 2024, as amended on December 17, 2024 and January 31, 2025 (the “Business Combination Agreement”), pursuant to which the parties thereto shall consummate a series of transactions, including (a) the merger of Merger Sub with and into MGO, with MGO surviving the merger as a wholly owned subsidiary of Holdings, (b) the acquisition by Holdings of all of the outstanding equity interests of Heidmar, and (c) the issuance, as consideration for the merger in (a) and the acquisition in (b) of common shares, $0.01 par value, of Holdings (“Holdings Common Shares”) to the shareholders of MGO and Heidmar, including the Holder.

WHEREAS, pursuant to the Business Combination Agreement, and in view of the valuable consideration to be received by the Holder thereunder, Holdings and the Holder desire to enter into this Agreement, pursuant to which the Holder will agree to subject the Holdings Common Shares that the Holder will receive pursuant to the Business Combination Agreement, including any Earnout Shares (together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”), to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated into this Agreement as if fully set forth below, and intending to be legally bound hereby, the Parties hereby agree as follows.

1.  Lock-Up Provisions.

(a) Subject to Section 1(b) and the other terms of this Agreement, Holder agrees that it shall not effectuate a Transfer of the Restricted Securities that are held by the Holder during the period commencing on the Closing Date and ending on the earlier of (i) 120 days after the Closing Date, or (ii) the date on which Holdings completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of Holdings’ stockholders having the right to exchange their Holdings Common Shares for cash, securities or other property (in each case, the “Lock-Up Period”).

(b) Notwithstanding the provisions set forth in Section 1(a), Transfers of the Restricted Securities that are held by the Holder (and that have complied with this Section 1(b)) are permitted:

(i)  to Holdings, Holdings’ officers or directors or any Affiliates or immediate family members of any of Holdings’ officers or directors;

(ii)  in the case of a Holder that is not an individual, to the shareholders, limited partners or members of the Holder;

(iii)  in the case of a Holder that is not an individual, by virtue of the laws of the Holder’s jurisdiction of incorporation or organization, the Holder’s organizational documents or the rights attaching to the equity interests in the Holder upon dissolution of the Holder;

(iv)  in the case of a Holder that is an individual, by gift to a member of the Holder’s immediate family or to a trust, the beneficiary (or beneficiaries) of which is one or more member of the Holder’s immediate family, an Affiliate of such person or to a charitable organization;

(v)  in the case of a Holder that is an individual, by virtue of the laws of descent and distribution upon death of that individual;

(vi)  in the case of a Holder that is an individual, pursuant to a qualified domestic relations order or in connection with a divorce settlement;

(vii)  in connection with the exercise of any options, warrants or other convertible securities to purchase Holdings Common Shares (whether on a cashless basis or on another basis) to the extent that any Holdings Common Shares issued upon such exercise are Restricted Securities subject to the provisions of this Agreement;

(viii)  to satisfy tax withholding obligations in connection with the Holder’s equity incentive plans or arrangements;

(ix)  in connection with any bona fide mortgage, pledge or encumbrance to a financial institution, as collateral or security in connection with any bona fide loan or debt transaction or enforcement thereunder, including foreclosure thereof (provided, that neither the Holder nor the transferee shall be required to disclose such arrangement in a public filing with the SEC during the Lock-Up Period);

(x)  by a Holder to any entity including any fund, partnership, company or investment trust to whom the Holder Transfers interests in one or more of its portfolio of investments, or any successor entity following a restructuring transaction of that Holder; and

(xi)  in connection with a Transfer pursuant to a bona fide third party tender offer, merger, consolidation, liquidation, share exchange or other similar transaction made to all holders of Holdings Common Shares involving a change of control of Holdings or which results in all of the holders of Holdings Common Shares having the right to exchange their Holdings Common Shares for cash, securities or other property subsequent to the consummation of such transaction;

provided, that in each of clauses (i) through (xi), the transferee must enter into a written agreement in substantially the same form of this Agreement, agreeing to be bound by the terms of this Agreement (unless the transferee is Holdings). If Holdings declares a dividend payable on the Holder’s Restricted Securities in Holdings Common Shares, those shares received as dividends will also be Restricted Securities subject to the provisions of this Agreement. The undersigned also agrees and consents to the entry of stop transfer instructions with Holding’s transfer agent and registrar against the transfer of Restricted Shares held by the undersigned and the undersigned's Family Members, if any, except in compliance with the foregoing restrictions.

(c) If any Transfer is made or attempted contrary to the provisions of this Agreement, such Transfer shall be null and void ab initio, and Holdings shall refuse to recognize any such transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Holdings may

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impose stop-transfer instructions with respect to the Restricted Securities of the Holder (and any permitted transferees and assigns thereof) until the end of the Lock-Up Period.

(d) During the Lock-Up Period, each certificate evidencing any Restricted Securities (if any are issued) may be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends.

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP/LEAK-OUT AGREEMENT, DATED FEBRUARY 19, 2025, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(e) For the avoidance of any doubt, the Holder shall retain all of its rights as a shareholder of Holdings with respect to the Restricted Securities during the Lock-Up Period, including the right to receive dividends and the right to vote any Restricted Securities.

2.  Leak-Out Provisions. Notwithstanding the restrictions set forth in Section 1(a), the Holder may Transfer Restricted Securities under each of the following circumstances.

(a) Commencing on the first Trading Day after the end of the Lock-Up Period and ending 60 days thereafter, , the Holder’s sales of Restricted Shares on the open market on any single Trading Day shall not exceed a number of Restricted Securities equal to the product of (i) 10% of the trading volume of the Holdings Common Shares for the previous Trading Day, as reported by Bloomberg, times (ii) the ratio of the number of the Holder’s Closing Date Securities, divided by the number of Closing Date Securities for all Holders.

(b) From and after the first day on which, subsequent to the Closing Date, the last reported sale price of Holdings Common Shares on Nasdaq equals or exceeds $2.29 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 10 Trading Days within any 30-Trading Day period, the Holder may Transfer, without restriction, up to 25% of the Restricted Securities held by the Holder on that date.

3.  Defined Terms.

(a) “Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

(b) “Closing Date Securities” means, for any Holder, the number of Restricted Securities received by that Holder pursuant to Section 1.6 or Section 2.2 of the Business Combination Agreement, including, for the avoidance of doubt, any Earnout Shares received during the Lock-Up Period.

(c) “Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned's spouse, in each case living in the undersigned's household or whose principal residence is the undersigned's household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise). “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

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(d) “Holder” means, in addition to the undersigned, any Family Member or Affiliate.

(e) “Trading Day” means any day on which Holdings Common Shares are actually traded on Nasdaq (or the exchange on which Holdings Common Shares are then listed).

(f) “Transfer” shall mean the (i) sale of, offer to sell, contract or agreement to sell (including, for the avoidance of doubt, through a distribution in specie), lend, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, effect a short sale, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

4.  Miscellaneous.

(a) Effective Date. This Agreement shall become effective upon the Closing on the Closing Date.

(b) Termination. This Agreement shall automatically terminate on the earlier of (i) the expiration of the Lock-Up Period and (ii) the termination of the Business Combination Agreement in accordance with its terms, and, in each case thereafter, all rights and obligations of the Parties hereunder shall be of no further force or effect.

(c) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure solely to the benefit of the Parties hereto and their respective permitted successors and assigns. Except as otherwise provided in this Agreement, this Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the Parties. Any assignment without such consent shall be null and void; provided, that no such assignment shall relieve the assigning Party of its obligations hereunder.

(d) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

(e) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The Parties hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any Party and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each Party further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the Transactions,

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(i) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(f) WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION .

(g) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(h) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery (a) in person, (b) by e-mail (without receiving notice of non-receipt or other “bounce-back”), (c) by reputable, nationally recognized overnight courier service or (d) by registered or certified mail, pre-paid and return receipt requested; provided, however, that notice given pursuant to clauses (c) and (d) above shall not be effective unless a duplicate copy of such notice is also given in person or by e-mail (without receiving notice of non-receipt or other “bounce-back”); in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Holdings, to: Heidmar Maritime Holdings Corp Akti Miaouli 89 Piraeus 18538, Greece Attn: Pankaj Khanna Email: pankaj.khanna@heidmar.com	With a copy (which shall not constitute notice) to: Seward & Kissel LLP One Battery Park Plaza, New York, NY 10014 Attn: Keith Billotti Email: billotti@sewkis.com

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If to the Holder, to: the address set forth under the Holder’s name on the signature page hereto.

(i) Amendments and Waivers. This Agreement may be amended, supplemented, modified or waived only by execution of a written instrument signed by each of the Parties. No failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(j) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(k) Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The Parties further agree that each party shall be entitled to seek specific performance of the terms hereof and immediate injunctive relief and other equitable relief to prevent breaches, or threatened breaches, of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

(l) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties is expressly superseded; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the Parties under the Business Combination Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights, remedies or obligations of the Parties under any other agreement between the Holder and Holdings or any certificate or instrument executed by the Holder in favor of Holdings, and nothing in any other agreement, certificate or instrument shall limit any of the rights, remedies or obligations of the Parties under this Agreement.

(m) Further Assurances. From time to time, at another Party’s request and without further consideration (but at the requesting Party’s reasonable cost and expense), each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(n) Counterparts; Facsimile. This Agreement may be executed and delivered (including by facsimile, email or other electronic transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Holdings

By:	/s/ Pankaj Khanna
Name:	Pankaj Khanna
Title:	Chief Executive Officer

[Signature Page to Lock-Up/Leak Out Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Holder

Name of Holder:	Rhea Marine Ltd.
Signature:	/s/ Michalis Mastris

Notice Information:

Address:	***
Email:	***

[Signature Page to Lock-Up/Leak Out Agreement]

EXHIBIT C

EXECUTION VERSION

SHAREHOLDERS AGREEMENT

HEIDMAR MARITIME HOLDINGS CORP.

MAISTROS SHIPINVEST CORP.

and

RHEA MARINE LTD.

Dated February 19, 2025

i

This SHAREHOLDERS’ AGREEMENT, dated as of February 19, 2024 (this “Agreement”), by and among Heidmar Maritime Holdings Corp., a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”) Rhea Marine Ltd., a corporation organized under the laws of the Republic of the Marshall Islands (“Rhea”) and Maistros Shipinvest Corp., a corporation organized under the laws of the Republic of the Marshall Islands corporation (“Maistros”, and together Rhea, the “Shareholders”), to be effective as of the closing of the Merger.

Recitals

WHEREAS, the Shareholders are parties to a shareholders agreement, dated as of January 3, 2022, (the “Original Shareholders Agreement”) relating to the Shareholders’ interests in Heidmar Inc., a corporation organized under the laws of the Republic of the Marshall Islands (“Heidmar”);

WHEREAS, Maistros is the registered owner of 47,904 shares of Heidmar, representing 50% of the issued and outstanding share capital of Heidmar;

WHEREAS, Rhea is the registered owner of 47,904 shares of Heidmar, representing 50% of the issued and outstanding share capital of Heidmar;

WHEREAS, on June 18, 2024, the Company, Heidmar, the Shareholders, HMR Merger Sub Inc. and MGO Global, Inc. entered into a Business Combination Agreement (the “Business Combination Agreement”) pursuant to which, among other things, the Shareholders agreed to transfer all of their outstanding shares of Heidmar to the Company, in consideration for which the Company will issue to each of the Shareholders a number of Common Shares as set forth in the Business Combination Agreement, and Heidmar will become a wholly-owned subsidiary of the Company (the transactions contemplated by the Business Combination Agreement, “Merger”); and

WHEREAS, the Shareholders desire to (i) establish in this Agreement their respective rights and obligations in connection with the Merger and their investment in the Company as a public company and (ii) terminate the Original Shareholders Agreement effective as of the closing of the Merger.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“13D Group” means any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Voting Stock that would be required under Section 13(d) of the Exchange Act (as in effect on, and based on legal interpretations thereof existing on, the date hereof), to file a statement on Schedule 13D or Schedule 13G with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Voting Stock representing more than 5% of any class or series of Voting Stock (whether or not registered pursuant to Section 12 of the Exchange Act) then outstanding.

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person; provided, that for purposes of this Agreement, Maistros (and any Person controlled by or controlling Maistros) and Rhea (and any Person controlled by or controlling Rhea) shall not be deemed Affiliates of the other; and provided, further, that the Company and any subsidiaries of the Company shall not be deemed to be Affiliates of any Shareholder Parties for purposes of this Agreement.

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“Aggregate Shareholder Percentage Interest” means, at any time, with respect to a particular Shareholder, the Percentage Interest of such Shareholder together with its Affiliates (but not including the Company or any other Shareholder or such other Shareholder’s Affiliates), in the aggregate, at such time.

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Approved Stock Exchange” means any of the Nasdaq Global Select Market, Nasdaq Global Market, the Nasdaq Capital Market and the New York Stock Exchange, or another nationally recognized securities exchange in the United States.

“Articles of Incorporation” means the articles of incorporation of the Company, as further amended and amended and restated from time to time.

“Board” means the board of directors of the Company, except where the context requires otherwise.

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided, that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately. Notwithstanding anything to the contrary contained herein, for purposes of this Agreement, including in determining the beneficial ownership and Aggregate Shareholder Percentage Interest of any Shareholder, no Shareholder shall be deemed to beneficially own any shares of Voting Stock held by any other Shareholder or such other Shareholder’s Affiliates.

“Business Combination Agreement” has the meaning assigned to such term in the Recitals.

“Business Day” means any day other than a Saturday, Sunday or one on which banks are authorized to close in New York, New York.

“Business Opportunity” has the meaning assigned to such term in Section 2.03(d).

“Bylaws” means the Amended and Restated Bylaws of the Company, as further amended and amended and restated from time to time.

“Common Shares” means common stock, par value $0.001 per share, of the Company.

“Company” has the meaning assigned to such term in the preamble to this Agreement.

“Consent of the Shareholders” means the written consent of each of Maistros and Rhea; provided, that after the Expiration Date with respect to Maistros, “Consent of the Shareholders” means the written consent of Rhea, and after the Expiration Date with respect to Rhea, “Consent of the Shareholders” means the written consent of Maistros.

“Director” means a member of the Board, except where the context requires otherwise.

“Director Nomination Right” has the meaning assigned to such term in Section 2.01(c).

“Director Nominee” has the meaning assigned to such term in Section 2.01(c).

“Equity Security” means (a) any Common Shares or other Voting Stock, (b) any securities of the Company convertible into or exchangeable for Common Shares or other Voting Stock, (c) any options, rights or warrants (or any similar securities) issued by the Company to acquire Common Shares or other Voting Stock or (d) any shares of preferred stock of the Company.

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“Exchange Act” means the U.S. Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended.

“Expiration Date” means, with respect to a particular Shareholder, the first date on which the Aggregate Shareholder Percentage Interest of such Shareholder ceases to be at least 15% as of the close of business of any trading day of the Approved Stock Exchange on which the Common Shares trade; provided, that each Shareholder is required to notify the other Shareholder promptly upon its Aggregate Shareholder Percentage Interest decreasing below 15% (if such Shareholder has not filed a Schedule 13G or Schedule 13D reflecting such decrease).

“Foreign Corrupt Practices Act” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Foreign Private Issuer” shall have the meaning assigned to such term in Rule 405 of the Securities Act.

“Governance Rights” has the meaning assigned to such term in Section 2.01(c).

“Government Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Entity.

“Governmental Entity” means any federal, state or local, domestic or foreign governmental or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental entity.

“Heidmar” has the meaning assigned to such term in the Recitals.

“Independent Director” means a Director who would be considered an “independent director” under (a) the rules of an Approved Stock Exchange as such rules may be amended, supplemented or replaced from time to time (whether by final rule or otherwise), (b) the Company’s corporate governance guidelines or similar policies and (c) any other applicable law, rule or regulation mandating the independence of one or more members of the Board, excluding, in each case, requirements that relate to “independence” only for members of a particular committee of the Board.

“Insolvency Event” means, with respect to any Person, if such Person (i) makes an assignment or any general arrangement for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver, administrator or liquidator or analogous person of the Person or of all or any substantial part of its properties, (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated, (viii) winds up, liquidates or dissolves, (ix) is unable to pay any of its debts as and when due and payable or being deemed to be insolvent under any applicable Law, or (x) any analogous activity, action or event to the foregoing under a foreign Law.

“Law” means any federal, state, local or foreign law (including the Foreign Corrupt Practices Act and the laws implemented by the Office of Foreign Assets Control, United States Department of Treasury), statute or ordinance, common law, or any rule, regulation, judgment, order, writ, injunction, decree, arbitration award, license or permit of any Governmental Entity.

“Maistros” has the meaning assigned to such term in the Recitals.

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“Merger” has the meaning assigned to such term in the Recitals.

“Nominating Committee” means the Nominating and Corporate Governance Committee of the Board (or a similar committee) or any successor committee thereto.

“Non-U.S. Person” means a natural person that is not a United States citizen or resident for purposes of the Company satisfying the definition of Foreign Private Issuer.

“Original Shareholders Agreement” has the meaning assigned to such term in the recitals to this Agreement.

“Participating Tag-Along Shareholder” has the meaning set forth in Section 5.03(c)(i).

“Percentage Interest” means, with respect to any Person and as of any date of determination, the percentage of the aggregate outstanding shares of the Company’s Voting Stock that are beneficially owned by such Person as of such determination date.

“Person” means any individual, firm, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Proposed Transferee” has the meaning set forth in Section 5.03(a).

“Representatives” means, when used in relation to any Person, such Person’s subsidiaries and Affiliates and its and their respective directors, officers, employees, agents, advisors (including, without limitation, financial and legal advisors, consultants and accountants) and other representatives.

“Rhea” has the meaning assigned to such term in the Recitals.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Sale Notice” has the meaning set forth in Section 5.03(b).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended.

“Selling Shareholder” has the meaning set forth in Section 5.03(a).

“Shareholder Part(y)(ies)” means each of the Shareholders and their respective Affiliates (as the context requires).

“Shareholder-Designated Directors” means the Director(s) who is/are nominated/designated for such position by the Shareholders in accordance with subclauses (i) and (ii) of Section 2.01(c).

“Shareholders” has the meaning assigned to such term in the preamble to this Agreement.

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A “subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Tag-Along Notice” has the meaning set forth in Section 5.03(c)(i).

“Tag-Along Period” has the meaning set forth in Section 5.03(c)(i).

“Tag-Along Sale” has the meaning set forth in Section 5.03(a).

“Tag-Along Shareholder” has the meaning set forth in Section 5.03(a).

“Transfer” means, directly or indirectly, to offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer, assign, pledge, encumber, hypothecate or otherwise dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), either voluntarily or involuntarily, or to enter into any contract (including any profit or loss sharing arrangement) with respect to the voting of or sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition.

“Unaffiliated Third Party” means a Person, other than (i) the Company or any Affiliate of the Company and (ii) a Shareholder Party, or any other Person acting on behalf of, or who is part of a 13D Group, with any Shareholder Party.

“Underwriter” means a securities dealer who purchases any securities as a principal in connection with a distribution of such securities and not as part of such dealer’s market-making activities.

“Voting Stock” means capital stock of the Company having the right to vote generally in any election of Directors.

ARTICLE II

Management of the Company

Section 2.01 Board of Directors.

(a)     Effective as of the date of the closing of the Merger, the size of the Board shall be initially set at seven Directors.

(b)     Upon the closing of the Merger, the Board shall consist of four directors designated and nominated by Maistros and three directors designated and nominated by Rhea, and Rhea and Maistros shall each designate half of the Independent Directors that are required for compliance under applicable laws and rules and regulations of the Approved Stock Exchange on which the Company’s shares will be listed; provided, that if an odd number of Independent Directors is required for compliance under applicable laws and rules and regulations of the Approved Stock Exchange on which the Company’s shares will be listed then one Independent Director shall be added to the required number of total Independent Directors for purposes of calculating the number to be appointed by each of the Shareholders. The directors designated and nominated by each of Maistros and Rhea will be distributed as evenly as possible among any classes of directors established pursuant to the Articles of Incorporation.

(c)     In connection with any annual or special meeting of shareholders of the Company at which Directors are to be elected, unless both Shareholders otherwise agree, (i) until the Expiration Date with respect to Maistros, Maistros shall have the right to designate and nominate a majority of the nominees for appointment or election to the Board, at least a majority of whom shall be Non-U.S. Persons to the extent determined necessary by the Board in order to preserve the Company’s status as a Foreign Private Issuer, and (ii)

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until the Expiration Date with respect to Rhea, Rhea shall have the right to designate and nominate a number of nominees for appointment or election to the Board equal to one less than a majority, at least a majority of whom shall be Non-U.S. Persons to the extent determined necessary by the Board in order to preserve the Company’s status as a Foreign Private Issuer (the “Director Nomination Right” and those nominated Directors, the “Director Nominees”); provided, that upon the Expiration Date for either Shareholder, the other Shareholder shall (until that Shareholder’s Expiration Date) have the right to designate and nominate a majority of the nominees for appointment or election to the Board; provided, further, that prior to the Expiration Date for any Shareholder, unless both Shareholders otherwise agree, each of Maistros and Rhea shall designate for nomination half of the Independent Directors that are required for compliance under applicable laws and rules and regulations of the Approved Stock Exchange on which the Company’s shares are listed. Notwithstanding the foregoing, the Nominating Committee may reject any proposed Director Nominee if it determines that such Director Nominee would not be qualified under any applicable law, rule or regulation to serve as a director or that the election or appointment of such Director Nominee would result in the loss of the Company’s status as a Foreign Private Issuer (which determination must set forth reasonable grounds for such determination and shall be notified to the relevant Shareholder in accordance with Section 6.01 below and by email), and in such event the relevant Shareholder may propose alternative Director Nominee(s) in furtherance of its Director Nomination Right. Until the Expiration Date for both Shareholders, the Shareholders shall not nominate any person for appointment or election to the Board, other than pursuant to the governance rights set forth in this Article II (collectively, the “Governance Rights”).

(d)     The Company shall take all reasonable actions within its control so as to cause the persons designated and nominated in accordance with this Section 2.01, in each case, to be elected to the Board and to remain in office, subject to applicable Law. The Company shall ensure that the persons designated and nominated in accordance with this Section 2.01, in each case, are included in any proxy statement and proxy card sent to shareholders of the Company, and the Company shall use its reasonable best efforts, to the fullest extent permitted by applicable Law, to cause the election of each such designee to the Board, including nominating such designees to be elected as directors, in each case subject to applicable Law. Each Shareholder agrees that it will take all reasonable actions as a shareholder of the Company, or as is otherwise reasonably within its control, as necessary to effect the provisions of this Agreement.

(e)     In the event that, any time following consummation of the Merger, the size of the Board is increased, in each case in accordance with the Articles of Incorporation and Bylaws and this Agreement, then the Board (or any committee thereof) shall, subject to this Section 2.01, have the right to nominate for election the remaining Directors (after any nominations made in accordance with this Section 2.01), in accordance with the Articles of Incorporation and Bylaws.

(f)     The Shareholders shall notify the Company of any Director Nominee designated or recommended for appointment or election to the Board (including any Director Nominee so designated or recommended pursuant to the Director Nomination Right) in writing no later than 60 days prior to the first anniversary of the immediately preceding annual meeting of shareholders of the Company, or as otherwise approved by the Company in writing, together with all information concerning such Director Nominee required to be delivered to the Company by the Articles of Incorporation and Bylaws and such other information reasonably requested by the Company; provided, that if a Shareholder fails to give such notice in a timely manner, then such Shareholder shall be deemed to have nominated the incumbent Shareholder-Designated Director or Shareholder-Designated Directors, as applicable, in a timely manner. The Board shall, in its sole discretion and in accordance with the Articles of Incorporation and Bylaws, determine the classification assignment of any such Shareholder-Designated Director so appointed or elected.

(g)     Until the Expiration Date with respect to a particular Shareholder, upon the death, resignation, retirement, disqualification or removal from office of any Shareholder-Designated Director, the Shareholder that nominated such Shareholder-Designated Director shall have the right to designate and nominate any replacement for such Shareholder-Designated Director, subject to, and in accordance with, the Governance Rights.

(h)     In the event that the Board (or a committee thereof) relies on Section 2.05 to exclude a Director Nominee selected by the Shareholders pursuant to the Director Nomination Right from management’s slate

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of nominees (or otherwise take adverse action with respect to any such Director Nominee), the Company shall afford the Shareholders a reasonable opportunity to select a replacement Director Nominee.

(i)     Without limiting the generality of Section 2.01(c), if the number of Shareholder-Designated Directors is less than the number that a Shareholder has the right to nominate pursuant to this Section 2.01, at the request of such Shareholder, the Secretary of the Company shall call a special meeting of the shareholders of the Company for the purpose of (i) removing Directors to create such vacancies as are necessary to permit such Shareholder to nominate and have elected the full number of Shareholder-Designated Directors that it is entitled (and wishes) to designate and nominate pursuant to this Section 2.01 or (ii) filling a vacancy on the Board. Upon the creation of any vacancy pursuant to the preceding sentence, such Shareholder shall designate and nominate the Person to fill such vacancy in accordance with this Section 2.01. Any Shareholder may call or demand that the Secretary of the Company call, a special meeting of the shareholders of the Company for the purpose of removing (with or without cause) any one or more Shareholder-Designated Directors that were nominated by such Shareholder.

(j)     Each Shareholder-Designated Director shall be entitled to compensation and expense reimbursement in accordance with the Company’s policies and practices applicable to all Directors generally. The Company will also provide and hereby agrees to enter into indemnification agreements with the Shareholder-Designated Directors on terms not less favorable to the Shareholder-Designated Directors than any indemnification agreement entered into with any other Director.

Section 2.02 Voting Agreement for Board Nominees. In connection with any annual or special meeting of shareholders of the Company at which (or in connection with any written consent pursuant to which) Directors nominated pursuant to Section 2.01 are to be voted upon for election, the Shareholders shall (even after the Expiration Date with respect to one Shareholder), and shall cause each of their respective controlled Affiliates (i) unless otherwise agreed by all Shareholders, cause all of the shares of the Voting Stock beneficially owned by them to be present or represented by proxy at all such shareholder meetings for purposes of establishing a quorum and (ii) vote all such shares of Voting Stock in favor of any Director Nominee or Director selected in accordance with Section 2.01 and against the removal of any Director Nominee or Director selected in accordance with Section 2.01 (unless the removal of any Director Nominee or Director was requested by the Shareholder that so nominated such Director Nominee or Shareholder-Designated Director, in which case all Shareholders shall and shall cause each of their respective controlled Affiliates to vote all shares of Voting Stock in favor of such removal). As promptly as practicable following the nomination of the Shareholder-Designated Directors in accordance with Section 2.01(b) above, each Shareholder shall, and shall cause its Affiliates to, provide the other Shareholder a proxy for purposes of effecting clauses (i) and (ii) of the first sentence of this Section 2.02. In any matter submitted to a vote of shareholders not subject to this Section 2.02, a Shareholder may attend (or not attend or establish quorum) and vote (or not vote, or abstain) any or all of its Voting Stock in its sole discretion, subject to applicable Law.

Section 2.03 Corporate Opportunity.

(a)     In recognition and anticipation (i) that the Company will not be a wholly-owned subsidiary of any Shareholder and that any Shareholder, together with its Affiliates (including portfolio companies), may be a controlling or significant shareholder of the Company, (ii) that directors, officers or employees of any Shareholder or its Affiliates may serve as directors or officers of the Company, (iii) that any Shareholder or its Affiliates may engage (and are expected to continue to engage) in the same, similar or related lines of business as those in which the Company, directly or indirectly, may engage or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage, (iv) that any Shareholder or its Affiliates may have an interest in the same areas of opportunity as the Company and any Affiliate thereof, (v) that any Shareholder or its Affiliates may engage in material business transactions with the Company and any Affiliate of the Company, and that any Shareholder or the Company may benefit therefrom, and (vi) that, as a consequence of the foregoing, it is in the best interests of the Company that the respective rights and duties of the Company and of any Shareholder and its Affiliates, and the duties of any directors or officers of the Company who are also directors, officers or employees of any Shareholder or its Affiliates, be determined and delineated in respect of any transactions between, or opportunities that may be suitable for both, the Company or any Affiliate thereof, on the one hand, and any Shareholder or its Affiliates, on the other hand, and in recognition of the benefits to be derived by the Company through its continual contractual, corporate and business relations with any Shareholder or its

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Affiliates (including possible service of officers and directors of any Shareholder or its Affiliates as officers and directors of the Company), the provisions of this Section 2.03 shall to the fullest extent permitted by Law regulate and define the interest and reasonable expectancy of the Company in connection therewith.

(b)     The Company may from time to time enter into and perform, and cause or permit any subsidiary or Affiliate of the Company to enter into and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with any Shareholder or its Affiliates, pursuant to which the Company or any Affiliate thereof, on the one hand, and a Shareholder or its Affiliates, on the other hand, agree to engage in transactions of any kind or nature with each other or with any Affiliate thereof or agree to compete, or to refrain from competing or to limit or restrict their competition, with each other, including to allocate and to cause their respective representatives (including any who are directors, officers, stockholders, employees or agents of both) to allocate opportunities between or to refer opportunities to each other. No such agreement, or the performance thereof by the Company or any Shareholder or its Affiliates, shall to the fullest extent permitted by Law be considered contrary to (i) any duty that any Shareholder or its Affiliates may owe to the Company or any Affiliate thereof or to any shareholder or other owner of an equity interest in the Company or any Affiliate thereof by reason of any Shareholder or its Affiliates being a controlling or significant shareholder of the Company or of any Affiliate thereof or participating in the control of the Company or of any Affiliate thereof or (ii) any duty of any director or officer of the Company or of any Affiliate thereof who is also a director, officer, employee or agent of any Shareholder or its Affiliates to the Company or any Affiliate thereof, or to any shareholder thereof. To the fullest extent permitted by Law, no Shareholder or its Affiliates, as a shareholder of the Company or any Affiliate thereof, or participant in control of the Company or any Affiliate thereof, shall have or be under any duty to refrain from entering into any agreement or participating in any transaction referred to above.

(c)     Except as otherwise agreed in writing between the Company and a Shareholder or its Affiliates, each Shareholder and its Affiliates shall to the fullest extent permitted by Law have no duty to refrain from (i) engaging in the same or similar activities or lines of business as the Company or any Affiliate thereof and (ii) doing business with any client, customer or vendor of the Company or any Affiliate thereof, and no Shareholder nor any officer, director, employee or Affiliate of a Shareholder shall to the fullest extent permitted by Law be deemed to have breached its or his or her duties, if any, to the Company solely by reason of any Shareholder or its Affiliates engaging in any such activity, subject to Section 2.03(d). To the extent permitted by Law, neither the Company, any Affiliate thereof nor any of their respective shareholders shall have any rights in or to any of the activities described in the foregoing sentence or the income or profits derived therefrom. In the event that any Shareholder or its Affiliates acquires knowledge of a potential transaction or matter which may be an opportunity for any Shareholder or its Affiliates and the Company or any Affiliate thereof, such Shareholder and its Affiliates shall to the fullest extent permitted by Law have no duty to communicate or offer such opportunity to the Company or any Affiliate thereof and shall not to the fullest extent permitted by Law be liable to the Company or its shareholders for breach of any duty as a shareholder of the Company by reason of the fact that any Shareholder or its Affiliates acquires or seeks such opportunity for itself, directs such opportunity to another Person, or otherwise does not communicate information regarding such opportunity to the Company or any Affiliate thereof.

(d)     The Company agrees and acknowledges that the Shareholders and their respective Affiliates may freely offer to any other Person or effect on behalf of itself or any other Person, and the Company hereby renounces and disclaims any interest or expectancy in, any other investment or business opportunity or prospective economic advantage, including those competitive with the business of the Company, or other transactions in which the Company, its subsidiaries, any Director, any officer of the Company or any other Company shareholder may have an interest or expectancy, including as a result of any fiduciary duties applicable to such Directors or officers (“Business Opportunity”), in each case, without any prior Company, Board or shareholder notification or approval; provided, that if a Shareholder has actual knowledge that the Company or any of its subsidiaries is considering the same Business Opportunity, the applicable Shareholder will promptly notify the Company of its interest in such Business Opportunity and cause each Director designated and nominated by such Shareholder to recuse himself from all Board discussions and activities relating to such Business Opportunity. Without limiting the generality of the foregoing, the Company agrees and acknowledges that Maistros or Rhea and their respective Affiliates may have both passive and non-passive interests in Persons deemed competitors of the Company, and that the provisions of the immediately preceding sentence shall be applicable to such competitors, their respective Affiliates and any of their respective directors, officers and employees in respect thereof. Notwithstanding the foregoing, the Shareholders and their respective Affiliates may not freely offer to any other

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Person or effect on behalf of itself or any other Person, and the Company does not renounce or disclaim any interest or expectancy in, any Business Opportunity that (A)(i) is presented to a Shareholder-Designated Director in such Person’s capacity as a Director (whether at a meeting of the Board or otherwise) and with respect to which a Shareholder or its Affiliates has not independently received notice or is otherwise not previously aware or (ii) is identified by a Shareholder (including its Affiliates) or a Shareholder-Designated Director solely through disclosure of information by or on behalf of the Company to such Shareholder (including its Affiliates) or Shareholder-Designated Director, and (B) if identified or initiated by any Person other than a Shareholder or Shareholder-Designated Director, was identified or initiated by such Person independently of being so presented or identified as contemplated in the preceding clause (A). The Company agrees that for purposes of the immediately preceding sentence, the determination as to whether a Shareholder-Designated Director has been presented with such Business Opportunity in such Person’s capacity as a Director or solely through disclosure of information by or on behalf of the Company, or whether such Business Opportunity was identified or initiated by such Person independently of such presentation or identification, shall, in each case, be made reasonably and in good faith by the applicable Person, and any such determination made reasonably and in good faith shall be binding for purposes hereof. In the event that a director or officer of the Company who is also a director, officer or employee of any Shareholder or its Affiliates acquires knowledge of a potential transaction or matter that may be an opportunity for the Company or any Affiliate thereof or any Shareholder or its Affiliates, such director or officer shall, to the fullest extent permitted by Law have fully satisfied and fulfilled his or her duty with respect to such opportunity, and the Company to the fullest extent permitted by Law acknowledges that it does not have any claim that such opportunity constituted an opportunity that should have been presented to the Company or any Affiliate thereof, if such director or officer acts in a manner consistent with the following policy: such an opportunity offered to any person who is an officer or director of the Company, and who is also an officer, director or employee of any Shareholder or its Affiliates, shall belong to such Shareholder or its Affiliates, unless such opportunity was offered to such person in his or her capacity as a director, officer or employee of the Company.

(e)     This Section 2.03 is also intended to apply to any subsidiaries of the Company. In addition, references to a director or officer of a Shareholder in this Section 2.03 shall include any Person performing a similar function. The Company represents, warrants and agrees that it and its subsidiaries and their respective boards of directors (or equivalent) have not adopted and will not adopt any codes of conduct or ethics or other policies inconsistent with this Section 2.03.

Section 2.04 Articles of Incorporation and Bylaws. The Board and the Company shall take or cause to be taken all lawful action necessary to ensure at all times that the Articles of Incorporation and Bylaws are not at any time inconsistent in any material respect with the provisions of this Agreement. If and to the extent any provision in this Agreement is held unenforceable or void or in violation of public policy, the Company shall take best efforts to replicate such provisions in its Articles of Incorporation and Bylaws to make such provision valid and enforceable, including by way of issuing a preferred share containing the rights contained herein.

Section 2.05 Fiduciary Duties.

(a)     Nothing in Article II shall be deemed to require the Board or any committee or member thereof to take any action or refrain from taking any action, or result in a breach of Article II by reason of such action or failure to act, if the Board, such committee or Director determines in good faith (after consideration of advice to such effect of outside legal counsel) that taking such action or refraining from taking such action, as the case may be, would cause a violation of his or her fiduciary duties to other shareholders of the Company, including the Shareholder Parties, under applicable Law.

(b)     The Board shall owe the same fiduciary duties to each Shareholder, to the extent such Shareholder is a holder of Common Shares, as it owes to the other holders of Common Shares.

Section 2.06 Change in Law. In the event any Law comes into force or effect (including by amendment) which conflicts with the terms and conditions of this Agreement, the parties shall negotiate in good faith to revise this Agreement to achieve the parties’ intention set forth herein to the greatest extent possible.

Section 2.07 No Side Agreements. None of the Company and the Shareholders, including their Affiliates, shall enter, directly or indirectly, into any agreement or grant any proxy or power of attorney or

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become party to any voting trust or other agreement, relating to the Equity Securities of the Company or its subsidiaries or to the governance of the Company or any of its subsidiaries, which is inconsistent with or conflicts with the provisions of this Agreement.

Section 2.08 Affiliate Transactions. For so long as a Shareholder has a right to nominate any directors pursuant to this Agreement, all transactions involving such Shareholder or its Affiliates, on the one hand, and the Company or its subsidiaries, on the other hand, shall require the approval of a majority of the Independent Directors that are disinterested (or approved by a committee of the Board that is formed for this purpose and comprised solely of Independent Directors) and if such directors are two or fewer, the approval shall be unanimous; provided, that such approval by the Independent Directors that are disinterested shall not be required for (a) pro rata participation in primary offerings of Equity Securities of the Company based on number of outstanding Voting Stock held, (b) any amendments to or waivers of this Agreement, or (c) any other transactions expressly required or expressly permitted under this Agreement, the Merger or the other documents entered into in connection herewith and therewith without reference to such approval. A waiver of this Section 2.08 may be provided by all of the Shareholders (and not the Company).

Section 2.09 Subsequent Acquisitions. Each of the Shareholders and their Affiliates agrees that any other Equity Securities of the Company which it hereafter acquires, including by means of a share split, share dividend, distribution, conversion, exercise of options or warrants, or otherwise, shall be subject to the provisions of this Agreement to the same extent as if held on the date hereof.

ARTICLE III

[Reserved]

ARTICLE IV

Purchases of Equity Securities and Other Actions

Section 4.01 Purchases of Equity Securities. Each Shareholder and its Affiliates may, directly or indirectly, acquire, agree to acquire or make a proposal to acquire beneficial ownership of any Equity Securities. Equity Securities acquired pursuant to this Article IV shall be subject to all the terms, covenants and conditions of this Agreement and shall be made in accordance with the Company’s Articles of Incorporation and Bylaws.

ARTICLE V

Transfer of Voting Stock and Common Shares

Section 5.01 Notifications. Each Shareholder hereby undertakes to inform the other Shareholder by notice in writing as soon as it becomes aware of the occurrence or likely occurrence of an Insolvency Event affecting it or any of its Shareholder Parties except that in case the Shareholder is a publicly traded company, such disclosure shall not be required until so required by any applicable securities Laws or other securities exchange rules. A public filing with the SEC or an announcement of an Insolvency Event or a filing with a bankruptcy or insolvency court shall be deemed notice.

Section 5.02 Legend. (a) The Company may place appropriate legends and/or stop transfer orders on the shares of the Company held by the Shareholders setting forth the restrictions appropriate for compliance with U.S. federal securities laws, if applicable. The Shareholders agree with the Company that the shares of the Company held by the Shareholders may be marked with a legend substantially in the form set forth below, as well as any additional legend or restricted notation imposed or required by applicable securities Laws:

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THE EXCHANGE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT (1)

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PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (WHICH TRANSACTION SHALL BE ACCOMPANIED BY, IF REASONABLY REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS) OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATING TO SUCH SECURITIES UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS SET FORTH IN THE SHAREHOLDERS AGREEMENT DATED FEBRUARY 19, 2025 AND EACH OF THE SHAREHOLDERS LISTED ON SCHEDULE A THERETO, AS AMENDED FROM TIME TO TIME.

(b)     The parties hereto agree that, unless the relevant transfer agent of the Company requests an opinion of counsel for a transfer of shares of the Company, it shall not be reasonable for the Company to request an opinion relating to the transfer of shares pursuant to Rule 144 or an effective registration statement.

(c)     The Company will promptly cause the transfer agent to remove the restrictive legend with respect to applicable shares of the Company, upon request, in order to permit the Shareholders to engage in sales, Transfers and other dispositions that are not restricted hereunder or under U.S. federal securities Laws, or are transferred in compliance with applicable U.S. federal securities Laws (and are no longer restricted securities or subject to this Agreement), or if the shares of the Company are no longer restricted under U.S. federal securities Laws (and are no longer restricted securities or subject to this Agreement).

(d)     Purported transfers of shares of Equity Securities that are not in compliance with this Article V shall be void.

Section 5.03 Tag-Along Rights.

(a)     Participation. At any time that any Shareholder or its Affiliate (the “Selling Shareholder”) proposes to sell or otherwise Transfer (a “Proposed Transferee”) a number of its Common Shares that equals or exceeds 3% of the outstanding Common Shares of the Company (whether in one Transfer or a series of related Transfers) to an Unaffiliated Third Party, each other Shareholder that, together with such other Shareholder’s Affiliates, owns more than 10% of the outstanding Common Shares of the Company (each, a “Tag-Along Shareholder”) shall be permitted to participate in such sale or Transfer (a “Tag-Along Sale”) on the terms and conditions set forth in this Section 5.03; provided, that this Section 5.03 shall not apply if the proposed Transfer is any one or more of (i) a Transfer from a Shareholder to one or more Affiliates of such Shareholder, (ii) a Transfer to anonymous purchaser(s) through an Approved Stock Exchange or (iii) a Transfer in any one or more of an Underwritten Offering, Overnight Offering or Shelf Takedown Demand (each as defined in and subject to the provisions of the Registration Rights Agreement entered into by the parties hereto on or about the date hereof (or any amendment thereto)).

(b)     Sale Notice. Prior to the consummation of any Tag-Along Sale, the Selling Shareholder shall deliver to the Company and each other Shareholder a written notice (a “Sale Notice”) of such Tag-Along Sale, together with fully-executed copies of any sale, merger, acquisition, or comparable transaction agreement pursuant to which such Tag-Along Sale is proposed to take place and all material ancillary agreements related thereto, no later than 10 Business Days after the execution and delivery by all the parties thereto of the definitive agreement entered into with respect to such Tag-Along Sale and, in any event, no later than 20 Business Days prior to the closing of such Tag-Along Sale. The Sale Notice shall make reference to the Tag-Along Shareholders’ rights and obligations hereunder and shall describe in reasonable detail:

(i)     the number of Common Shares that the Selling Shareholder proposes to Transfer in such Tag-Along Sale, and the total number of outstanding Common Shares then held by the Selling Shareholder;

(ii)     the identity of the Proposed Transferee;

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(iii)     the per share amount and form of consideration proposed to be paid or delivered to the Selling Shareholder in such Tag-Along Sale, including (x) any elections to be given to the Selling Shareholder with respect to such consideration, and (y) a description of any non-cash consideration in sufficient detail to permit the valuation thereof;

(iv)     the terms of the Proposed Transferee’s financing;

(v)     any other proposed material terms and conditions of such Tag-Along Sale; and

(vi)     the proposed date, time, and location of the closing of such Tag-Along Sale.

(c)     Shares to be Sold.

(i)     Each Tag-Along Shareholder that desires to participate in the Tag-Along Sale (a “Participating Tag-Along Shareholder”) shall exercise its rights under this Section 5.03 by delivering to the Selling Shareholder a written notice (a “Tag-Along Notice”), within 10 Business Days after its receipt of the Sale Notice (the “Tag-Along Period”), stating (A) its election to participate in the Tag-Along Sale on the terms and conditions set forth in the Sale Notice and in accordance with this Section 5.03 and (B) the number of Common Shares it is offering to Transfer in such Tag-Along Sale. The offer of each Participating Tag-Along Shareholder set forth in its Tag-Along Notice shall be irrevocable and, to the extent such offer is accepted, shall be binding on such Participating Tag-Along Shareholder. Subject to Section 5.03(c)(ii), each Participating Tag-Along Shareholder shall have the right to Transfer in the Tag-Along Sale up to that number of Common Shares equal to the product of (1) the number of outstanding Common Shares then held by such Participating Tag-Along Shareholder, multiplied by (2) a fraction (x) the numerator of which is equal to the number of Common Shares the Selling Shareholder proposes to Transfer in such Tag-Along Sale and (y) the denominator of which is equal to the number of outstanding Common Shares then owned by the Selling Shareholder.

(ii)     The Selling Shareholder shall use commercially reasonable efforts to include in the Tag-Along Sale all of the Common Shares that the Participating Tag-Along Shareholders have offered to Transfer pursuant to their Tag-Along Notices, it being understood that the Proposed Transferee shall not be required to purchase any Common Shares in excess of the number of shares set forth in the Sale Notice. In the event the Proposed Transferee elects to purchase less than all of the Common Shares sought to be sold by the Shareholders in the Tag-Along Sale, the number of shares to be sold to the Proposed Transferee by the Selling Shareholder and the Participating Tag-Along Shareholders shall be reduced pro rata in proportion to the number of Common Shares that each such Shareholder proposed to Transfer in such Tag-Along Sale so that the aggregate number of Common Shares to be sold by the Selling Shareholder and the Participating Tag-Along Shareholders collectively equals the aggregate number of Common Shares that the Proposed Transferee is willing to purchase (which in no event may be less than the number of Common Shares set forth in the Sale Notice, unless otherwise agreed by all Shareholders).

(iii)     Each Tag-Along Shareholder that does not deliver a Tag-Along Notice in compliance with Section 5.03(c)(i) shall be deemed to have waived all of such Tag-Along Shareholder’s rights to participate in the Tag-Along Sale, and the Selling Shareholder shall (subject to the rights of any Participating Tag-Along Shareholders) thereafter be free to Transfer to the Proposed Transferee, without any further obligation to the Tag-Along Shareholders who are not Participating Tag-Along Shareholders under this Section 5.03, the number of Common Shares set forth in the Sale Notice for the same or lesser consideration per share, and on terms and conditions which are not materially more favorable to the Selling Shareholder, than the terms and conditions set forth in the Sale Notice without any further obligation to the non-accepting Tag-Along Shareholders.

(d)     Consideration. The Selling Shareholder and each Participating Tag-Along Shareholder shall receive the same form and amount of consideration per share (or election regarding the form and amount of consideration) in the Tag-Along Sale; provided, that each such Shareholder’s proportionate share of related expenses will be deducted from such consideration in accordance with Section 5.03(f) below.

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(e)     Conditions of Sale. Each Participating Tag-Along Shareholder shall make or provide the same representations, warranties, covenants, and indemnities as the Selling Shareholder makes or provides in connection with the Tag-Along Sale (except that in the case of representations, warranties, covenants, and indemnities pertaining specifically to the Selling Shareholder, each Participating Tag-Along Shareholder shall make comparable representations, warranties, covenants, and indemnities pertaining specifically to itself); provided, that all representations, warranties, covenants, and indemnities shall be made by the Selling Shareholder and each Participating Tag-Along Shareholder severally and not jointly, and any indemnification obligations shall be limited to the aggregate amount of proceeds received by such Participating Tag-Along Shareholder in the Tag-Along Sale; and provided, further, that no Participating Tag-Along Shareholder shall be required to agree to any non-competition, non-solicitation, or similar restrictive covenant.

(f)     Expenses. The fees and expenses of the Selling Shareholder incurred in connection with the Tag-Along Sale for the benefit of all Participating Tag-Along Shareholders (it being understood that costs incurred by or on behalf of the Selling Shareholder for its sole benefit will not be considered to be for the benefit of all Participating Tag-Along Shareholders), to the extent not paid or reimbursed by the Company or the Proposed Transferee, shall be shared by the Selling Shareholder and each Participating Tag-Along Shareholder on a pro rata basis, based on the amount of consideration received by each such Shareholder in the Tag-Along Sale; provided, that no Participating Tag-Along Shareholder shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Tag-Along Sale.

(g)     Cooperation. Each Participating Tag-Along Shareholder shall take all actions as may be reasonably necessary to consummate the Tag-Along Sale, including entering into agreements and delivering certificates and instruments, in each case consistent with the agreements being entered into and the certificates being delivered by the Selling Shareholder, subject to the limitations set forth in Section 5.03(e).

(h)     Consummation of the Sale. The Selling Shareholder shall have 90 Business Days following the expiration of the Tag-Along Period to Transfer the Common Shares described in the Sale Notice, on terms not materially more favorable to the Selling Shareholder than those set forth in the Sale Notice and subject to the rights of the Tag-Along Shareholders set forth in this Section 5.03 (which 90-Business Day period may be extended by up to 120 Business Days to the extent reasonably necessary to obtain any required Government Approvals). If at the end of such period the Selling Shareholder has not completed the Tag-Along Sale, the Selling Shareholder may not then effect a sale of Common Shares subject to this Section 5.03 without again fully complying with the provisions of this Section 5.03.

(i)     Sales in Violation of Tag-Along Rights. If the Selling Shareholder consummates any sale of Common Shares subject to this Section 5.03 in violation of this Section 5.03, then each Tag-Along Shareholder shall have the right to Transfer to the Selling Shareholder, and the Selling Shareholder shall be obligated to purchase from each Tag-Along Shareholder that exercises such right, up to that number of Common Shares that such Tag-Along Shareholder would have had the right to Transfer to the Proposed Transferee in such Tag-Along Sale if conducted in accordance with this Section 5.03, and on the same terms and conditions (including the same amount and form of consideration per share) under which the Proposed Transferee purchased the Common Shares from the Selling Shareholder, except that no Tag-Along Shareholder shall be required to indemnify the Selling Shareholder in connection with any Tag-Along Sale consummated pursuant to this Section 5.03(i), except for breach of representations or warranties regarding due authorization, ownership of the Common Shares, no liens, and enforceability. The Selling Shareholder shall reimburse each Tag-Along Shareholder for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Tag-Along Shareholder’s rights under this Section 5.03(i).

ARTICLE VI

Miscellaneous

Section 6.01 Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of delivery, if delivered personally or by electronic mail or facsimile, upon confirmation of receipt; (ii) on the first Business Day following the date of dispatch if delivered express mail by a recognized overnight courier service; or (iii) on the

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fourth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following address or to such other address either party to this Agreement shall specify by notice given in accordance with this Section 6.01.

(a)     if to the Company, to

Heidmar Maritime Holdings Corp.

c/o Heidmar Inc.

Akti Mialoui 89

Piraeus 18538

Greece

with a copy (which shall not constitute notice) to:

Seward & Kissel LLP
One Battery Park Plaza
New York, NY 10004
Fax: 212-480-8421
Phone: 212-574-1200

Attention:	Keith Billotti

billotti@sewkis.com

(b)     if to the Shareholders, to their respective addresses as set forth on Schedule A hereto.

Section 6.02 Amendments; Waivers. (a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed by each of the Shareholders; provided, that any party hereto may waive any benefit afforded to such party on behalf of itself.

(b)     The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law or otherwise.

Section 6.03 Interpretation. When a reference is made in this Agreement to “Articles” or “Sections”, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” shall refer to the date of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. All references to “$” or “dollars” mean the lawful currency of the United States of America. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. References to a Person are also to its permitted successors and assigns. References to numbers of shares and to sums of money contained herein will be adjusted to account for any reclassification, exchange, substitution, combination, stock split or reverse stock split of the shares. Whenever any Shareholder has any consent or approval right, in this Agreement, such consent or approval may be given or withheld or made subject to such conditions as are determined by the relevant Shareholder in its sole discretion.

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Section 6.04 Termination.

(a)     Automatic Termination. Other than the termination provisions applicable to particular Sections of this Agreement that are specifically provided elsewhere in this Agreement or provisions that apply during certain specified periods of time, this Agreement shall terminate, in all cases subject to Section 6.04(b) (i) with respect to all parties, upon the mutual written agreement of the Company and the Shareholders, and (ii) with respect to a particular Shareholder (but not to the other Shareholder or the Company) at such time after the closing of the Merger, when such Shareholder, together with its Affiliates, no longer beneficially owns any Voting Stock.

(b)     Survival. In the event that this Agreement shall terminate or terminate with respect to a particular Shareholder, all provisions of this Agreement shall terminate with respect to the party or parties with respect to which the termination has occurred, except in each case (i) Section 6.18 shall survive any such termination until the Shareholders and their Affiliates no longer hold securities of the Company, (ii) Articles I and VI shall survive any such termination indefinitely, (iii) Section 2.01, Section 2.09, and Section 5.03 shall apply to a particular Shareholder as set forth in such sections, and (iv) Sections 2.02, 2.03, and 5.01 shall survive for all Shareholders until the Expiration Date has occurred for all Shareholders. Nothing in this Section 6.04 will be deemed to release either party from any liability for any breach of this Agreement or to impair the right of either party to compel specific performance by the other party of its obligations under this Agreement.

Section 6.05 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 6.06 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties hereto. Any purported assignment without such prior written consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. Notwithstanding anything to the contrary in this Section 6.06, a Shareholder may assign, in whole or in part, this Agreement and its rights, interests or obligations hereunder to (i) any of its Affiliates or immediate family members or (ii) any Person who acquires, directly or indirectly, all or substantially all of its consolidated assets (including by way of merger, amalgamation or otherwise by operation of Law).

Section 6.07 Governing Law. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by and construed in accordance with the laws of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. The parties declare that it is their intention that this Agreement shall be regarded as made under the laws of New York and that the laws of New York shall be applied in interpreting its provisions in all cases where legal interpretation shall be required except to the extent the Marshall Islands Business Corporations Act is specifically required by such act to govern the interpretation of this Agreement.

Section 6.08 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.09 Consent to Jurisdiction; Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions (without the proof of actual damages) to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement and that no party nor any of their respective Representatives shall oppose the granting of such relief, this being in addition to any other remedy to which they are entitled at law or in equity. Each party also agrees that it and its Representatives shall waive any requirement for the security or posting of any bond in connection with any such equitable relief. In addition, each of the parties irrevocably submits to the jurisdiction of the Federal and State courts of New York, which jurisdiction shall be exclusive, for the purposes of any suit, action or other proceeding arising out of this Agreement. Each party irrevocably and

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unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in any court of New York or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 6.10 Effectiveness. This Agreement shall become effective upon the closing of the Merger (the “Effective Date”).

Section 6.11 Confidentiality.

(a)     The Shareholders agree to maintain, and shall cause their respective subsidiaries and Affiliates, and its and their directors, officers, partners, employees, agents, counsel, advisors, consultants and other Representatives (including any Shareholder-Designated Director appointed pursuant to Section 2.01(a)) to maintain, the confidentiality of all information obtained by the Shareholders and their Representatives from the Company or any of its subsidiaries or Representatives, and not to use such information for any purpose other than (i) the evaluation and protection of the investment by the Shareholders in the Company, (ii) the exercise by the Shareholder of any of its rights under this Agreement (including the right to acquire more Voting Stock or Transfer securities of the Company) and (iii) the exercise by the Shareholder-Designated Directors of their fiduciary duties as Directors of the Company.

(b)     Notwithstanding anything to the contrary in the foregoing, the confidentiality obligations of Section 6.11(a) will not apply to information obtained other than in violation of this Agreement that:

(i)     a Shareholder or any of its Affiliates is required to disclose by judicial or administrative process, or by other requirements of applicable Law or regulation or any governmental authority (including any applicable rule, regulation or order of a self-governing authority, such as an Approved Stock Exchange); provided, that where and to the extent practicable, the disclosing party (A) gives the other party reasonable notice of any such requirement and, to the extent protective measures consistent with such requirement are available, the opportunity to seek appropriate protective measures and (B) cooperates with such party in attempting to obtain such protective measures;

(ii)     was or becomes generally available to the public other than as a result of a breach of Section 6.11(a); or

(iii)     was or becomes available to the Shareholders or their subsidiaries or Representatives on a non-confidential basis by a third-party source who obtained such information other than from any such Person; provided, that such source is reasonably believed by each such Person not to be subject to an obligation of confidentiality (whether by agreement or otherwise) to the Company or any of its subsidiaries.

Section 6.12 Entire Agreement; No Third-Party Beneficiaries. This Agreement, together with any other agreement expressly contemplated herein or therein, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties or their Affiliates with respect to the subject matter hereof. No provision of this Agreement shall confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 6.13 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by Law, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

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Section 6.14 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties, with the same effect as if the signatures were upon the same instrument. This Agreement may be signed electronically or by PDF.

Section 6.15 Acknowledgment of Securities Laws. Each Shareholder hereby acknowledges that it is aware, and that it will advise its Affiliates and representatives who are provided the material non-public information that is the subject of Section 6.11, that the United States securities laws prohibit any Person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communication of such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or Transfer such securities.

Section 6.16 Termination of Original Agreement. Effective as of the Effective Date, the Shareholders agree that the Original Shareholders Agreement is terminated and rendered null and void by this Agreement.

Section 6.17 No Joint and Several Liability. Notwithstanding anything to the contrary in this Agreement, all representations, warranties, covenants, liabilities and obligations under this Agreement are several, and not joint, to each Shareholder, and no Shareholder will be liable for any breach, default, liability or other obligation of the other Shareholder party to this Agreement.

Section 6.18 Rule 144 Information. The Company covenants that it will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Shareholder, make publicly available such information as necessary to permit sales pursuant to Rule 144 or Regulation S under the Securities Act), and it will use reasonable best efforts to take such further action as any Shareholder may reasonably request, in each case to the extent required from time to time to enable such holder to sell the securities of the Company without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule144 or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any successor rule or regulation hereafter adopted by the SEC. Upon the written request of any Shareholder, the Company will deliver to such Shareholder a written statement that it has complied with such requirements.

[remainder of page left intentionally blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Shareholders Agreement as of the day and year first above written.

HEIDMAR MARITIME HOLDINGS CORP.

By:	/s/ Pankaj Khanna
	Name:	Pankaj Khanna
	Title:	Director

MAISTROS SHIPINVEST CORP.

By:	/s/ Foteini-Elena Kokoretsi
	Name:	Foteini-Elena Kokoretsi
	Title:	Sole Director

RHEA MARINE LTD.

By:	/s/ Michalis Mastris
	Name:	Michalis Mastris
	Title:	Sole Director

[Signature page to the Shareholders Agreement]

SCHEDULE A

Shareholders

Shareholder	Address
Maistros Shipinvest Corp.

Capital Building,

3, Iassonos Street,

18537 Piraeus, Greece

Tel. +30 2104584950

Fax. +30 2104284285

Attention: Legal Department

legal@capitalship.gr

with a copy (which shall not constitute notice) to:

Watson Farley & Williams LLP
120 West 45th Street, 20th floor

New York, New York 10036
Fax: 212-922-1512
Phone: 212-922-2200

Attention: Steven Hollander

shollander@wfw.com

Rhea Marine Ltd.

Heidmar Inc.

89, Akti Miaouli

185 38, Piraeus, Greece

Tel: +30 2160024900

with a copy (which shall not constitute notice) to:

Seward & Kissel LLP

One Battery Park Plaza

New York, NY 10004

Fax: 212-480-8421

Phone: 212-574-1200

Attention:   Keith Billotti

                      billotti@sewkis.com

EXHIBIT D

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated February 19, 2025 is made and entered into by and among Heidmar Maritime Holdings Corp., a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”), Rhea Marine Ltd., a corporation organized under the laws of the Republic of the Marshall Islands (“Rhea”) and Maistros Shipinvest Corp., a corporation organized under the laws of the Republic of the Marshall Islands corporation (“Maistros”) (each of Rhea and Maistros, together with any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, being referred to herein as a “Holder” and collectively as the “Holders”).

RECITALS

WHEREAS, on June 18, 2024, the Company, Heidmar Inc. (“Heidmar”), the Holders, HMR Merger Sub, Inc. and MGO Global, Inc. entered into a Business Combination Agreement (the “Business Combination Agreement”) pursuant to which, among other things, the Holders agreed to transfer all of their outstanding shares of Heidmar to the Company, in consideration for which the Company will issue to each of the Holders a number of Common Shares as set forth in the Business Combination Agreement, and Heidmar will become a wholly-owned subsidiary of the Company (the transactions contemplated by the Business Combination Agreement, the “Merger”);

WHEREAS, certain directors, officers and affiliates of the Company and certain shareholders of Heidmar have entered into one or more Lock-Up/Leak Out Agreements, dated February 19, 2025 (each a “Lock-up Agreement”), pursuant to which, among other things such directors and officers of the Company and shareholders of Heidmar agreed not to transfer any equity securities of the Company held by any of them during the lock-up period(s) described therein, on the terms and subject to the conditions set forth therein; and

WHEREAS, the Company and the Holders desire to enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows.

ARTICLE 1
DEFINITIONS

1.1     Definitions. The terms defined in this Article 1 shall, for all purposes of this Agreement, have the respective meanings set forth below.

“Affiliate” means with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto; provided, that for purposes of this Agreement, Maistros (and any Person controlled by or controlling Maistros) and Rhea (and any Person controlled by or controlling Rhea) shall not be deemed Affiliates of the other; and provided, further, that the Company and any subsidiaries of the Company shall not be deemed to be Affiliates of Maistros and Rhea and their Affiliates.

“Agreement” has the meaning given in the Preamble.

“Board” means the Board of Directors of the Company.

“Business Combination Agreement” has the meaning given in the Recitals hereto.

“Business Day” means any day other than a Saturday, Sunday or one on which banks are authorized to close in New York, New York.

“Closing Date” means the date of the consummation of the Merger pursuant to and as contemplated by the Business Combination Agreement.

“Commission” means the Securities and Exchange Commission.

“Common Shares” means shares of common stock of the Company.

“Company” has the meaning given in the Preamble.

“Demand Registration” has the meaning given in Section 2.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form F-1” means Form F-1 under the Securities Act, or any similar long-form registration statement that may be available at a given time, including, if the Company is not eligible to use a Form F-1, a Form S-1.

“Form F-3” means Form F-3 under the Securities Act, or any similar short-form registration statement that may be available at a given time, including, if the Company is not eligible to use a Form F-3, a Form S-3.

“Governmental Entity” means any federal, state or local, domestic or foreign governmental or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental entity.

“Heidmar” has the meaning given in the Recitals hereto.

“Holders” has the meaning given in the Preamble.

“Indemnification Exceptions” has the meaning given in Section 4.1.3.

“Indemnified Party” has the meaning given in Section 4.1.3.

“Indemnifying Party” has the meaning given in Section 4.1.3.

“Inspectors” has the meaning given in Section 3.1.7.

“Law” means any federal, state, local or foreign law (including the Foreign Corrupt Practices Act and the laws implemented by the Office of Foreign Assets Control, United States Department of Treasury), statute or ordinance, common law, or any rule, regulation, judgment, order, writ, injunction, decree, arbitration award, license or permit of any Governmental Entity.

“Lock-up Agreement” has the meaning given in the Recitals hereto.

“Maistros” has the meaning given in the Preamble.

“Maximum Number of Securities” has the meaning given in Section 2.5.3.

“Merger” has the meaning given in the Recitals hereto.

“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a

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Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“New Registration Statement” has the meaning given in Section 2.2.2(d).

“Overnight Offering” means an offering of Registrable Securities conducted (i) on a non-underwritten basis, including a “bought deal,” “block trade,” “registered direct offering,” or other similar transaction, but excluding, for the avoidance of doubt, ordinary open market trades, or (ii) on an underwritten basis but with marketing efforts conducted over a period not exceeding 48 hours.

“Participating Holder” means any Holder that elects to include its Registrable Securities in a Demand Registration pursuant to Section 2.1.1, an Underwritten Offering pursuant to Section 2.1.2 or 2.2.4, whether as the Requesting Holder or otherwise, or a Piggyback Registration pursuant to Section 2.3.1.

“Person” means any individual, firm, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Piggyback Registration” has the meaning given in Section 2.3.1.

“Proceeding” has the meaning given in Section 4.1.3.

“Prospectus” means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Records” has the meaning given in Section 3.1.7.

“Registrable Security” means, with respect to any Holder:

(a)     the Common Shares held by such Holder as of the date of this Agreement or acquired prior to the transactions contemplated by the Business Combination Agreement, if any,

(b)     the Common Shares held by such Holder immediately after the consummation of the transactions contemplated by the Business Combination Agreement,

(c)     any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such Common Shares,

(d)     any Common Shares or securities or other instruments convertible into Common Shares acquired by such Holder after the date of this Agreement, and

(e)     any other equity security of the Company issued or issuable with respect to any such Common Share by way of a stock dividend or stock split or a share capitalization or share subdivision or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization;

provided, that as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when:

(A)     a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement;

(B)     such securities shall have been otherwise transferred, new certificates or a new book entry position for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act;

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(C)     such securities shall have ceased to be outstanding;

(D)     (i) such securities may be sold without registration pursuant to Rule 144 (or any successor rule promulgated thereafter by the Commission) or any other rule promulgated under the Securities Act, without being subject to the volume, manner of sale or other restrictions therein, and (ii) the holder of such securities, together with its Affiliates, holds less than 5% of the total outstanding capital stock of the Company (on a fully diluted basis); or

(E)     such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” means a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Demand” has the meaning given in Section 2.1.1.

“Registration Expenses” means the out-of-pocket expenses of a Registration (including any Underwritten Offering or Demand Offering), including, without limitation, the following:

(a)     all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any fees of the securities exchange on which the Common Shares are then listed;

(b)     fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(c)     printing, messenger, telephone and delivery expenses;

(d)     reasonable fees and disbursements of counsel for the Company;

(e)     fees of transfer agents and registrars;

(f)     all expenses related to any “road show” including the reasonable out-of-pocket expenses of the selling shareholders;

(g)     travel expenses;

(h)     costs of insurance;

(i)     the fees and expenses incurred in connection with any listing or quoting of the securities to be registered on any national securities exchange or automated quotation system;

(j)     reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration (including the expenses of any comfort letters required by or incident to such performance);

(k)     reasonable fees and expenses (plus disbursements) of one legal counsel selected by the Holders of a majority-in-interest of the Registrable Securities to be registered for offer and sale in the applicable Registration or Shelf Takedown for each such Registration or Shelf Takedown; and

(l)     the fees and expenses of other Persons retained by the Company.

“Registration Statement” means any registration statement that covers the offer or sale of Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

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“Release Date” means the date that Rhea and Maistros are permitted to sell their Registrable Securities under the terms of the Lock-Up Agreements.

“Request” means a Registration Demand or a Shelf Takedown Demand.

“Requesting Holder” means the Holder delivering a Request.

“Rhea” has the meaning given in the Preamble.

“SEC Guidance” has the meaning given in Section 2.2.2(d).

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Shelf Demand” has the meaning given in Section 2.2.1.

“Shelf Registration Statement” means a Registration Statement filed on Form F-3 covering the sale of Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

“Shelf Holder” has the meaning given in Section 2.2.3.

“Shelf Takedown” means an offering of Registrable Securities that is registered on a Shelf Registration Statement which, without limitation, may include an Underwritten Offering or an Overnight Offering.

“Shelf Takedown Demand” has the meaning given in Section 2.1.4.

“Suspension Period” means any period during which the Board determines that:

(a)     it would be necessary in a Registration Statement or Prospectus for an offer or sale of “restricted securities” (as such term is used by applicable securities laws) to disclose material non-public information about the Company in order to for the Registration Statement or Prospectus to not contain a Misstatement, and

(b)     that the disclosure of such material non-public information would be materially detrimental to the business of the Company;

provided, that (i) the Board shall not make such a determination more than twice in any 12-month period, (ii) the length of all Suspension Periods in any 12-month period cannot exceed 120 days, and (iii) the length of any single Suspension Period may not exceed 60 days.

“Transfer” means, directly or indirectly, to offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer, assign, pledge, encumber, hypothecate or otherwise dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), either voluntarily or involuntarily, or to enter into any contract (including any profit or loss sharing arrangement) with respect to the voting of or sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” means an offering in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

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ARTICLE 2
REGISTRATIONS

2.1     Demand Registration.

2.1.1     Request for Registration. Subject to the provisions of Sections 2.4 and 2.5 hereof, at any time and from time to time on or after the Release Date, Rhea and/or Maistros may make a written demand (a “Registration Demand”) that the Company register the sale of all or part of their Registrable Securities (a “Demand Registration”). The Registration Demand shall describe the amount and type of securities to be included in the Demand Registration and the intended method(s) of distribution thereof. The Company shall, within ten days of receiving the Registration Demand, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of its Registrable Securities in the Demand Registration shall so notify the Company, in writing, within five days after the receipt by the Holder of the notice from the Company. The Company thereafter shall (i) as soon as practicable, and in any case not more than 45 days, after the Company’s receipt of the Registration Demand, file a Registration Statement in respect of all Registrable Securities the Participating Holder(s) requested to register in such Demand Registration, and (ii) cause that Registration Statement to be declared effective as soon as practicable thereafter.

2.1.2     Underwritten Offering. Subject to the provisions of Sections 2.4 and 2.5 hereof, if the Requesting Holder(s) advise the Company as part of their Demand Registration that the offering of the Registrable Securities shall be in the form of an Underwritten Offering, then the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in the Underwritten Offering and the inclusion of such Holder’s Registrable Securities in the Underwritten Offering to the extent provided herein. All Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 2.1.2 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering and ancillary documents, including but not limited to a lock-up agreement on market terms, if applicable.

2.1.3     Effective Registration. Notwithstanding the provisions of Section 2.1.1 above, Section 2.2.4 or any other part of this Agreement, a Registration that includes an Underwritten Offering or a Shelf Takedown shall not count as an Underwritten Offering or a Shelf Takedown for the purposes of Section 2.5.2 unless and until:

(i) the Company has filed with the Commission the relevant Registration Statement, and the Commission has declared that Registration Statement to be effective,

(ii) the Company has complied with all of its obligations under this Agreement with respect thereto, and

(iii) all of the Registrable Securities the Participating Holder(s) requested to register in such Demand Registration or Shelf Takedown Demand have been sold, in accordance with Section 3.1 of this Agreement (taking into account any reduction pursuant to Section 2.5);

provided, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency, the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until (x) such stop order or injunction is removed, rescinded or otherwise terminated, and (y) a majority-in-interest of the Participating Holder(s) thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five days, of such election; provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

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2.1.4     Demand Registration Withdrawal. A majority-in-interest of the Participating Holder(s) in a Demand Registration under Section 2.1.1 shall have the right to withdraw from a Demand Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Registration prior to the effectiveness of the Registration Statement filed with the Commission. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this Section 2.1.4; provided, that if the Holders participating in an Underwritten Offering pursuant to a Demand Registration reimburse the Company for all Registration Expenses incurred by the Company in connection with such Underwritten Offering, then such Underwritten Offering shall not count as an Underwritten Offering for the purposes of Section 2.5.2.

2.2     Shelf Registration.

2.2.1     Request for Shelf Registration. Subject to the provisions of Sections 2.4 and 2.5 hereof, at any time and from time to time on or after the date on which the Company becomes eligible to file on Form F-3, Rhea and/or Maistros may make one or more written demands (collectively, a “Shelf Demand”) that the Company register the sale of all or part of their Registrable Securities for sale on a Shelf Registration Statement. Each Shelf Demand shall describe the amount and type of securities to be included in the Shelf Registration Statement and the intended method(s) of distribution thereof. The Company shall, within ten days of receiving a Shelf Demand, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of its Registrable Securities in the Shelf Registration shall so notify the Company, in writing, within five days after the receipt by the Holder of the notice from the Company. The Company thereafter shall (i) as soon as practicable, and in any case not more than 25 days, after the Company’s receipt of a Shelf Demand, file a Shelf Registration Statement in respect of all Registrable Securities that Holder(s) have validly requested to register in such Shelf Registration Statement, and (ii) cause that Shelf Registration Statement to be declared effective as soon as practicable thereafter in accordance with Section 2.2.2(c) below. For purposes of clarity, there is no limit on the number of Shelf Demands that may be effected under Section 2.2.1, and no Shelf Demand effected pursuant to Section 2.2.1 hereof shall by itself be counted as an Underwritten Offering or Shelf Takedown for the purposes of Section 2.5.2.

2.2.2     Maintain Effectiveness.

(a)     If any Shelf Registration Statement filed pursuant to Section 2.2.1 is filed on Form F-3 and thereafter the Company becomes ineligible to use Form F-3 for secondary sales, the Company shall promptly notify the Holders of such ineligibility and use its best efforts to file a Shelf Registration Statement on an appropriate form as promptly as practicable to replace the Shelf Registration Statement on Form F-3 and have such replacement Shelf Registration Statement declared effective as soon as reasonably practicable following the filing thereof with the Commission. If the Company once again becomes eligible to use Form F-3, the Company shall use its commercially reasonable efforts to convert the replacement Shelf Registration Statement to a Form F-3 as soon as practicable after the Company is eligible to use Form F-3. Any Registration Statement filed with the Commission shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement, and shall provide that such Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, Holders.

(b)     Notwithstanding the registration obligations set forth in this Section 2.2, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration

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statement, the Company agrees to promptly (i) inform each of the Holders thereof and use its reasonable best efforts to file amendments to the Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Shelf Registration Statement and file a new registration statement (a “New Registration Statement”) on Form F-3 (or another available form); provided, that prior to filing such amendment or New Registration Statement, the Company shall use its reasonable best efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”). Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Holders and included in the Shelf Registration Statement, subject to a determination by the Commission that, in order for the offering under the Shelf Registration Statement to be considered a secondary offering, certain Holders must be reduced first based on the number of Registrable Securities beneficially owned by such Holders. In the event the Company amends the Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its reasonable best efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form F-3 (or another available form) to register for resale those Registrable Securities that Holder(s) had validly requested to register in such Shelf Registration and that were not registered for resale on the Shelf Registration Statement, as amended, or the New Registration Statement.

(c)     The Company agrees to use commercially reasonable efforts to cause any Shelf Registration Statement or New Registration Statement or replacement Shelf Registration Statement to be declared effective as promptly as reasonably practicable after the filing thereof, including if necessary, by filing with the Commission a post-effective amendment or a supplement to the Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Registration Statement or by the Securities Act, the Exchange Act, any state securities or blue sky Laws, or any rules and regulations thereunder.

(d)     The Company shall maintain the Shelf Registration Statement and any New Registration Statement or replacement Shelf Registration Statement (or any other Registration Statement filed pursuant to this Agreement) in accordance with the terms hereof and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep the applicable Registration Statement continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities; provided, that during any Suspension Period, the Company may delay the filing of such amendments until five Business Days after the conclusion of the Suspension Period. In the event that the Shelf Registration Statement is no longer available for the registration of securities, the Company shall, as soon as practicable, file and cause to become effective a new Shelf Registration Statement to replace the Shelf Registration Statement.

2.2.3     Additional Registerable Securities. In the event that any Holder that is an affiliate (as such term is defined pursuant to Rule 144) of the Company holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon request of such Holder and in accordance with Commission guidance, shall promptly use its commercially reasonable efforts to cause the

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resale of such Registrable Securities to be covered by either, at the Company’s option, an existing Shelf Registration Statement (including by means of a post-effective amendment) or a new Shelf Registration Statement and cause the same to become effective as soon as practicable after such filing, with such Registration subject to the terms hereof; provided, that the Company shall not be required to cause such Registrable Securities to be so covered within 180 days of fulfilling a previous request under this Section 2.2.3.

2.2.4     Shelf Takedowns. Subject to the provisions of Sections 2.4 and 2.5 hereof, at any time and from time to time on or after the filing and effectiveness of the Shelf Registration Statement or any other Shelf Registration Statement, Rhea and/or Maistros may make a written demand (a “Shelf Takedown Demand”) for a Shelf Takedown in respect of all or part of its Registrable Securities included in that Shelf Registration Statement. The Company shall, within two Business Days of its receipt of the Shelf Takedown Demand, notify, in writing, of such demand all other Holders that have Registrable Securities included in the relevant Shelf Registration Statement (the “Shelf Holders”), and each Shelf Holder that wishes to include all or a portion of its Registrable Securities in the Shelf Takedown shall so notify the Company, in writing, within three Business Days after it receives the notice from the Company; provided, that in the event of a Shelf Takedown Demand for an Overnight Offering, the Company must only provide notice of the Shelf Takedown Demand to the Shelf Holders within one day of receipt of the Shelf Takedown Demand, and the Shelf Holders shall have only one day from the notice to elect to include Registrable Securities after receipt of the Company’s notice. As soon as practicable thereafter, the Company shall facilitate a Shelf Takedown of all Registrable Securities the Shelf Holders timely request to include in the Shelf Takedown, subject to reduction pursuant to Section 2.5.3. The right of any Holder to include its Registrable Securities in a Shelf Takedown shall be conditioned upon such Holder’s participation in the Underwritten Offering or Overnight Offering, including entering into an underwriting agreement, agency agreement, purchase agreement and ancillary documents, as applicable, including but not limited to a lock-up agreement, if applicable, in customary form with the Underwriter(s), agent(s) and purchaser(s), as applicable, selected for such Underwritten Offering or Overnight Offering.

2.2.5     Shelf Takedown Withdrawal. A majority-in-interest of the Holders participating in a Shelf Takedown shall have the right to withdraw from a Shelf Takedown for any or no reason whatsoever upon written notification to the Company and any Underwriter, or Underwriters, of their intention to withdraw from such Shelf Takedown prior to the confirmation of sales to investors. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to a withdrawal under this Section 2.2.5; provided, that if the Holders participating in such Shelf Takedown reimburse the Company for all Registration Expenses incurred by the Company in connection with such Shelf Takedown, then such Shelf Takedown shall not count as an Underwritten Offering or Shelf Takedown for the purposes of Section 2.5.2.

2.3     Piggyback Registration.

2.3.1     Piggyback Rights. If, at any time on or after the date hereof, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of other holders of the Company (or both), other than a Registration Statement:

(a)     filed solely in connection with any employee share option or other benefit plan,

(b)     for an exchange offer or offering of securities solely to the Company’s existing shareholders, or

(c)     for a dividend reinvestment plan

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(such Registration a “Piggyback Registration”), then the Company shall give written notice of that proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than 15 calendar days before the anticipated filing date of the Registration Statement, which notice shall:

(i)     describe the amount and type of securities to be included in the offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and

(ii)     offer to each of the Holders of Registrable Securities the opportunity to include the sale of its Registrable Securities in that Registration Statement on the same terms and conditions as the Company’s or such other holder’s securities, by providing notice in writing specifying the number of Registrable Securities such Holder wishes to include no later than 10 days after receipt of the Company’s notice.

The Company shall, in good faith, cause each Participating Holder’s Registrable Securities to be included in the Piggyback Registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to include each Participating Holder’s Registrable Securities in a Piggyback Registration and permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution on the same terms and conditions as any similar securities of the Company. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 2.3.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.3.2     Reduction of Piggyback Registration. If the managing Underwriter, or Underwriters, in a Piggyback Registration advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration, in good faith, that the dollar amount or number of the Common Shares that the Company desires to sell, taken together with (x) the Common Shares, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders hereunder, and (y) the Registrable Securities as to which Registration has been requested pursuant to Section 2.3.1 hereof, and (z) the Common Shares, if any, as to which other shareholders of the Company have requested Registration, exceeds the Maximum Number of Securities, then the Company shall include in the Underwritten Offering the Maximum Number of Securities in the following order of priority:

(a)     if the Registration is undertaken for the Company’s account,

(i)     first, the Common Shares or other equity securities that the Company desires to sell,

(ii)     second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.3.1 hereof, pro rata, based on the respective number of Registrable Securities requested to be registered by the Holders or in such manner as they may otherwise agree; and

(iii)     third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Shares, if any, as to which other shareholders of the Company have requested Registration; and

(b)     if the Registration is pursuant to a demand by persons or entities, other than the Holders of Registrable Securities, pursuant to separate written contractual arrangements with such persons or entities,

(i)     first, the Common Shares or other equity securities of such demanding persons or entities;

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(ii)     second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.3.1, pro rata, based on the respective number of Registrable Securities requested to be registered by the Holders or in such manner as they may otherwise agree;

(iii)     third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Shares or other equity securities, if any, that the Company desires to sell; and

(iv)     fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Common Shares, if any, as to which other shareholders of the Company have requested Registration.

2.3.3     Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for all Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.3.3.

2.3.4     Unlimited Piggyback Registration Rights. For purposes of clarity, there is no limit on the number of Registrations that may be effected under Section 2.3 hereof, and no Registration effected pursuant to Section 2.3 hereof shall be counted as an Underwritten Offering or Shelf Takedown for the purposes of Section 2.5.2.

2.4     Restrictions on Registration Rights. Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to effect a Demand Registration, an Underwritten Offering or an Overnight Offering:

(a)     within 45 days following the conclusion of the distribution in a prior Underwritten Offering or Piggyback Registration (provided, that the Company provided the notice and otherwise complied with the requirements of Section 2.3 in respect of such Piggyback Registration);

(b)     within 30 days prior to a planned Registration for the Company’s account or for the account of shareholders other than Holders pursuant to contractual arrangements with such other shareholders;

(c)     during any Suspension Period;

(d)     if the Demand Registration, Underwritten Offering or Overnight Offering would be in respect of Registrable Securities having a value (based on the average closing price of a Common Share for the ten trading days preceding the delivery of the Registration Demand or Shelf Takedown Demand, as applicable) of less than $2.5 million or any lesser remaining amount of all Registrable Securities then held by the Requesting Holder(s); or

(e)     if the Holder(s) have requested an Underwritten Offering and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer;

provided, that in each case the Company provides the Holder(s) with a written notice specifying the reasons therefore and the anticipated date by which it can proceed with an Underwritten Offering.

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2.5     Underwritten Offerings and Shelf Takedowns.

2.5.1     Selection of Underwriters. In the event of an Underwritten Offering, Rhea and Maistros, acting together (or, if either Rhea or Maistros are not participating in the offering, the other of them, acting alone), shall select the lead Underwriter and any additional Underwriters in connection with the offering from a list of nationally recognized investment banks reasonably agreed to between such Holder(s) and the Company.

2.5.2     Limits on Underwritten Offerings. The Company shall be obligated to effect an Underwritten Offering pursuant to Section 2.1.2 no more than six times in the aggregate where Maistros is the Requesting Holder and six times in the aggregate where Rhea is the Requesting Holder, and the Company shall be obligated to effect an Underwritten Offering or Overnight Offering pursuant to a Shelf Takedown pursuant to Section 2.2.4 no more than 12 times in the aggregate where Maistros is the Requesting Holder and 12 times in the aggregate where Rhea is the Requesting Holder.

2.5.3     Reduction of Underwritten Offering. If the managing Underwriter, or Underwriters, in an Underwritten Offering advises the Company and the Participating Holders, in good faith, that the dollar amount or number of Registrable Securities that the Participating Holders desire to sell, taken together with all other Common Shares or other equity securities that the Company desires to sell and that any other shareholders desire to sell pursuant to separate written contractual piggy-back registration rights, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in the Underwritten Offering the Maximum Number of Securities in the following order of priority:

(a)     first, the Registrable Securities of the Participating Holders (pro rata based on the respective number of Registrable Securities that each Participating Holder has requested be included in such Underwritten Offering, regardless of the number of Registrable Securities with respect to which such Participating Holders have the right to request inclusion);

(b)     second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the Common Shares or other equity securities that the Company desires to sell; and

(c)     third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a) and (b), the Common Shares or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

ARTICLE 3
COMPANY PROCEDURES

3.1     Registration Procedures. Subject to the provisions of Article 2 hereof, in connection with the registration of the sale or Transfer of Registrable Securities hereunder, the Company will as promptly as reasonably practicable:

3.1.1     prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable thereafter, and before filing a Registration Statement or prospectus or any amendments or supplements thereto, furnish to the Participating Holder(s), if requested, prior to the filing of a Registration Statement, copies of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto

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(in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), any and all transmittal letters or other correspondence with the Commission relating to the Registration Statement and such other documents as the Participating Holder(s) may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities;

3.1.2     permit a representative of the Holders, the Underwriter(s), if any, and any attorney or accountant retained by such Holders or Underwriter(s) to participate in the preparation of the Registration Statement;

3.1.3     prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable thereafter and remain effective until all Registrable Securities covered by such Registration Statement have been sold or are no longer outstanding;

3.1.4     notify the Participating Holder(s), at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement or amendment or supplement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Company will prepare a supplement or amendment to such prospectus and Registration Statement (and comply fully with the applicable provisions of Rules 424, 430A and 430B under the Securities Act in a timely manner) so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus and Registration Statement will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

3.1.5     prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the Holders or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus or are no longer outstanding;

3.1.6     enter into customary agreements (including an underwriting agreement in customary form that is reasonably satisfactory to the Company) and use commercially reasonable efforts to take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, including participation in road shows and all such other customary selling efforts as the Underwriters reasonably request in order to expedite or facilitate such disposition;

3.1.7     make available for inspection by the Participating Holder(s), any Underwriter participating in any disposition pursuant to such Registration Statement, and any attorney for the Participating Holder(s) and the Underwriter and any accountant or other agent retained by the Participating Holder(s) or any such Underwriter (collectively, the “Inspectors”), access to the financial and other records, corporate documents and properties of the Company (collectively, the “Records”) and opportunities to discuss the business of the Company with its officers and independent public accountants who have issued audit reports on its financial statements, in each case, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; provided, however, that (i) Records and information obtained hereunder shall be used by such Inspector only to exercise their due diligence responsibility, (ii) Records or information that the Company determines, in good faith, to be confidential shall not be disclosed by the Inspectors

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unless (x) the disclosure of such Records or information is necessary to avoid or correct a material misstatement or omission in the Registration Statement or (y) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction and (iii) the Company may require, as a condition to the provision to any Inspector of any Records, that such Inspector execute and deliver to the Company a written agreement, in form and substance reasonably satisfactory to the Company, pursuant to which such Inspector agrees to the confidential treatment of such Records;

3.1.8     use commercially reasonable efforts to obtain and deliver to the Underwriters and the Participating Holder(s) a comfort letter from the independent registered public accounting firms for the Company (and additional comfort letters from the independent registered public accounting firm for any company acquired by the Company whose financial statements are included or incorporated by reference in the Registration Statement) in customary form and covering such matters of the type customarily covered by comfort letters as such Underwriters and the Participating Holder(s) may reasonably request;

3.1.9     use commercially reasonable efforts to obtain and deliver to the Underwriters and the Participating Holder(s) a 10b-5 statement and legal opinions from the Company’s counsel in customary form and covering such matters as are customarily covered by 10b-5 statements and legal opinions as such Underwriters and the Participating Holder(s) may reasonably request;

3.1.10     provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.11     otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, within the required time period, an earnings statement covering a period of twelve months, beginning with the first fiscal quarter after the effective date of the Registration Statement (as the term “effective date” is defined in Rule 158(c) under the Securities Act), which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any successor provisions thereto;

3.1.12     use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as a Holder reasonably requests and do any and all other acts and things as may be reasonably necessary or advisable to enable Holders to consummate the disposition of such Registrable Securities in such jurisdictions; provided that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.1.12, (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

3.1.13     use its commercially reasonable efforts to cause such Registrable Securities to be registered with or approved by such other Governmental Entities as may be necessary by virtue of the business and operations of the Company to enable each Holder to consummate the disposition of such Registrable Securities; provided that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.1.13, (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

3.1.14     advise the Underwriters, if any, and Holders promptly and, if requested by such Persons, confirm such advice in writing, of the issuance or the threatening of issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or blue

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sky laws, the Company shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

3.1.15     if requested by a Holder or the Underwriter(s) in connection with such sale, if any, promptly include in any Registration Statement or prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as a Holder and such Underwriter(s), if any, may reasonably request to have included therein, including information relating to the “Plan of Distribution” of the Registrable Securities, information with respect to the number of Registrable Securities being sold to such Underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering, and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such prospectus supplement or post-effective amendment;

3.1.16     (A) cause the Company’s Representatives to supply all information reasonably requested by the Participating Holder(s), or any Underwriter, attorney, accountant or agent in connection with the Registration Statement and (B) provide the Participating Holder(s) and its counsel with the opportunity to participate in the preparation of such Registration Statement and the related prospectus;

3.1.17     advise each Holder of Registrable Securities covered by such Registration Statement, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any Prospectus forming a part of such registration statement has been filed (provided that any such notice may be made by the issuance of a press release including such information);

3.1.18     use commercially reasonable efforts to cause all Registrable Securities to be listed or quoted on each securities exchange on which securities of the same class issued by the Company are then listed; and

3.1.19     otherwise, in good faith, use commercially reasonable efforts to cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.2     In connection with the Registration Statement relating to such Registrable Securities covering an Underwritten Offering, (i) the Company and Participating Holder(s) agree to enter into a written agreement with each Underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such Underwriter and companies of the Company’s size and investment stature and, to the extent practicable, on terms consistent with underwriting agreements entered into by the Company (it being understood that, unless required otherwise by the Securities Act or any other Law, the Company will not require any Participating Holder to make any representation, warranty or agreement in such agreement other than with respect to such Participating Holder, the ownership of such Participating Holder’s securities being registered and such Participating Holder’s intended method of disposition) and (ii) each Participating Holder agrees to complete and execute all such other documents customary in similar offerings, including any reasonable questionnaires, powers of attorney, holdback agreements, letters and other documents customarily required under the terms of such underwriting arrangements. The representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Underwriter in such written agreement with such Underwriter will also be made to and for the benefit of each Participating Holder. In the event an Underwritten Offering is not consummated because any condition to the obligations under any related written agreement with such Underwriter is not met or waived in connection with an Underwritten Offering, and such failure to be met or waived is not attributable to the fault of a Participating Holder, such Underwritten Offering will not be deemed exercised.

3.3     Registration Expenses. The Company will pay all Registration Expenses incurred in connection with any Demand Registration or Underwritten Offering. The Participating Holder(s) will bear

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 and pay any underwriting and placement discounts and commissions, agency and placement fees and brokers’ commissions applicable to securities offered for its account and transfer taxes, if any, relating to the sale or Transfer of such securities.

3.4     Conditions to Offerings. The obligations of the Company to take the actions contemplated by Sections 2.1, 2.2, 2.3 and 3.1 with respect to an offering of Registrable Securities shall be subject to the following conditions:

3.4.1     each Participating Holder shall conform to all applicable requirements of the Securities Act and the Exchange Act with respect to the offering and sale (or Transfer) of securities;

3.4.2     each Participating Holder shall advise each Underwriter through which any of the Registrable Securities are offered that the Registrable Securities are part of a distribution that is subject to the prospectus delivery requirements of the Securities Act; and

3.4.3     the Company may require the Participating Holder(s) to furnish to the Company such information regarding the Participating Holder(s) or the distribution of the Registrable Securities as the Company may from time to time reasonably request in writing, in each case only as required by the Securities Act or the rules and regulations thereunder or under state securities or blue sky laws.

3.5     Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company of the beginning of a Suspension Period, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the applicable Misstatement, if any (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed or that the Suspension Period has ended. The Company shall promptly notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.5 or upon the termination of any Suspension Period (including due to the length of any Suspension Period exceeding the maximum number of days permitted).

3.6     Reporting Obligations. For so long as the Company is subject to the requirements of Section 13, 14 or 15(d) of the Securities Act, the Company agrees that it will timely file the reports required to be filed by it (and submit electronically to the Commission every interactive data file required to be submitted) under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and it will take such further action as the Holders reasonably may request, all to the extent required from time to time to enable the Holders to sell or otherwise Transfer Registrable Securities within the limitation of the exemptions provided by (a) Rule 144 or (b) any similar rule or regulation hereafter adopted by the Commission. The Company covenants that if the Company is not required to file such reports, it will, upon the request of any party hereto, make publicly available such information as necessary to permit sales by affiliates pursuant to Rule 144 or Regulation S under the Securities Act, and it will use reasonable best efforts to take such further action as any party hereto may reasonably request, in each case to the extent required from time to time to enable such party hereto to sell the securities of the Company without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule144 or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any successor rule or regulation hereafter adopted by the Commission. Upon the request of a Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

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ARTICLE 4
INDEMNIFICATION

4.1     Indemnification.

4.1.1     In connection with any registration of Registrable Securities pursuant to this Agreement, the Company agrees to indemnify, defend and hold harmless each Holder, its partners, directors, members, officers and employees, and any Person who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing Persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, such Holder or any such Person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of material fact contained in any Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), prospectus or preliminary prospectus contained therein, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances under which they were made) not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with, information concerning the Holder, its partners, directors, members, officers or controlling Persons furnished in writing by or on behalf of the Holder to the Company expressly for use in, the Registration Statement, prospectus or preliminary prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement, prospectus or preliminary prospectus in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement, prospectus or preliminary prospectus or was necessary to make such information not misleading. Notwithstanding the forgoing, with respect to any untrue statement or omission of material fact made in any prospectus or preliminary prospectus, the provisions of this Section 4.1 shall not inure to the benefit of any Holder from whom the Person asserting any such loss, claim, damages, liabilities or expenses purchased the Registrable Securities to the extent that it shall be established that (i) any such loss, claim, damages, liabilities or expenses of such Person arises primarily from the fact that the Holder sold Registrable Securities to such a Person, (ii) there was not sent or given a copy of the final prospectus (as amended or supplemented) at or prior to the written confirmation of such sale or Transfer and (iii) the final prospectus (as amended or supplemented) would have corrected any such untrue statement or omission of a material fact.

4.1.2     In connection with any Registration Statement, each Holder will furnish to the Company in writing such information and affidavits with respect to such Holder as the Company reasonably requests, including information relating to such Holder for use in connection with any such Registration Statement, prospectus or preliminary prospectus, and each Holder agrees to severally, but not jointly (and not jointly and severally), indemnify, defend and hold harmless the Company, its directors, officers and employees and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Holders, but only in connection with information relating to the relevant Holder, as the case may be, furnished to the Company in writing by or on behalf of such Holder expressly for use in the Registration Statement, the prospectus, any amendment or supplement thereto, or any preliminary prospectus. The liability of each such Holder shall be in proportion to and limited to the net amount received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

4.1.3     If any claim, action, suit or proceeding (each, a “Proceeding”) is brought against a Person (an “Indemnified Party”) in respect of which indemnity may be sought against the Company or a Holder (as applicable, the “Indemnifying Party”) pursuant to Sections 4.1.1 and 4.1.2, such Indemnified Party shall notify the Indemnifying Party in writing, and in reasonable detail to the extent known, of the

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Proceeding promptly after receipt by such Indemnified Party of notice of the Proceeding, and shall deliver to the Indemnifying Party, promptly after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Proceeding; provided, however, that the failure to provide such notice or such documents shall not release the Indemnifying Party from any of its obligations under this Agreement except and only to the extent that the Indemnifying Party is materially prejudiced by such failure (through the forfeiture of substantive rights or defenses); and provided, further, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to an Indemnified Party otherwise than under this Section 4.1. In case any such Proceeding shall be brought against any Indemnified Party, the Indemnifying Party shall be entitled to participate therein and, to the extent that it shall wish, in its sole discretion, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, (x) the Indemnified Party shall fully cooperate with the Indemnifying Party in connection therewith (such cooperation to include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Proceeding, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder), subject to applicable Law and ethical requirements, and (y) the Indemnifying Party shall not be liable to such Indemnified Party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party, in connection with the defense thereof; provided, if in the Indemnified Party’s reasonable judgment (1) there may be one or more legal or equitable defenses available to such Indemnified Party which are in addition to or may conflict with those available to another Indemnified Party or (2) a conflict of interest between the Indemnified Party and the Indemnifying Party may exist with respect to such Proceeding (the “Indemnification Exceptions”), then the Indemnifying Party shall not assume the defense of such claim, and the Indemnified Party may select and retain counsel reasonably satisfactory to the Indemnified Party at the cost of the Indemnifying Party. For the avoidance of doubt, the Indemnified Party may take any actions reasonably necessary to defend such Proceeding prior to the time that it receives a notice from the Indemnifying Party as contemplated by the immediately preceding sentence. If the Indemnifying Party elects not to assume the defense of such Proceeding, it is understood that, except in the case of the Indemnification Exceptions, the Indemnifying Party shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to one separate firm of local attorneys in each such jurisdiction) at any time for such Indemnified Party. In the event the Indemnified Party assumes the defense of the Proceeding, the Indemnified Party shall keep the Indemnifying Party reasonably informed of the progress of any such Proceeding, subject to applicable ethical and legal requirements. The Indemnifying Party shall not be liable for any settlement of a Proceeding that an Indemnified Party may effect without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The Indemnifying Party shall not, without the written consent of the Indemnified Party, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened Proceeding in respect of which indemnification or contribution may be sought hereunder unless such settlement, compromise or judgment (i) includes an unconditional release of such Indemnified Party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of an Indemnified Party. The Indemnifying Party shall pay or cause to be paid all amounts arising out of any settlement to which it consented or any judgment issued in accordance with the terms of such settlement or judgment.

4.1.4     The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or Affiliate of such Indemnified Party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions

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as are reasonably requested by any Indemnified Party for contribution (pursuant to Section 4.1.5) to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5     If the indemnification provided under Section 4.1 hereof from the Indemnifying Party is unavailable or insufficient to hold harmless an Indemnified Party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall to the extent permitted by law contribute to the amount paid or payable by the Indemnified Party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by a court of law by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the Indemnifying Party’s and Indemnified Party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, that the liability of any Holder under this Section 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE 5
MISCELLANEOUS

5.1     Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, (iii) hand delivery or (iv) electronic mail. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received (a) in the case of mailed notices, on the fourth Business Day following the date on which it is mailed, (b) in the case of notices delivered by courier service or hand delivery, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation and (c) in the case of delivery by email, upon sending of such email without subsequent notice of misdelivery or rejection. Any notice or communication under this Agreement must be addressed, if to the Company, to: Heidmar Maritime Holdings Corp., Akti Miaouli 89, Piraeus, Greece, 18538, Attention: Chief Executive Officer, with copy to: Seward & Kissel LLP, One Battery Park Plaza, New York, NY Attention: Keith Billotti and, if to any Holder, at such Holder’s mailing or electronic mail address as set forth in Schedule A hereto. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto as provided in this Section 5.1.

5.2     Assignment; No Third Party Beneficiaries.

5.2.1     This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part without the consent of the holders of all the Registrable Securities at the time in question; provided, that such consent shall not be unreasonably withheld.

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5.2.2     This Agreement and the rights, duties and obligations of the Holders hereunder may not be assigned or delegated by such Holder except in conjunction with and to the extent of any transfer of Registrable Securities by any such Holder to an Affiliate of such Holder or to any Person who acquires, directly or indirectly, all or substantially all of its consolidated assets (including by way of merger, amalgamation or otherwise by operation of law); provided, that such transferee shall only be admitted as a party hereunder and assume such Holder’s rights and obligations under this Agreement upon its, his or her execution and delivery of a joinder agreement, in form and substance reasonably acceptable to the Company agreeing to be bound by the terms and conditions of this Agreement as if such person were a Holder party hereto, whereupon such person will be treated for all purposes of this Agreement, with the same rights, benefits and obligations hereunder as such Holder with respect to the transferred Registrable Securities.

5.2.3     This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders.

5.2.4     This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement.

5.3     Counterparts. This Agreement may be executed in multiple counterparts (including PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced. This Agreement may be executed electronically or by PDF.

5.4     Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (I) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK AND (II) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THE AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK.

EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

5.5     Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority-in-interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, that, any amendment hereto or waiver hereof that adversely affects a Holder shall require the consent of the Holder so affected; provided, further, that any party hereto may waive any benefit afforded to such party on behalf of itself. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.6     Other Registration Rights. The Company represents and warrants that no person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the

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Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail. The Company will not grant any Person any registration rights with respect to equity securities of the Company that are prior in right or in conflict or inconsistent with the rights of the Holders as set forth in this Agreement in any material respect.

5.7     Term. The registration rights contained in this Agreement shall terminate in any event with respect to any Holder when any such holder no longer owns any Registrable Securities.

5.8     Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

5.9     Road Shows. At the request of any Participating Holder, the Company shall use commercially reasonable efforts to make available its executive officers to cooperate with customary marketed road shows to assist each Holder in an offering of its Registrable Securities hereunder at the cost of the Company; provided, that the aggregate number of days of “road show” presentations in connection with an offering of Registrable Securities for each Request shall not exceed two Business Days (excluding any applicable travel time).

5.10     Specific Performance. Each Holder, in addition to being entitled to exercise all rights provided herein or granted by Law, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions (without the proof of actual damages) to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement and that no party nor any of their respective Representatives shall oppose the granting of such relief, this being in addition to any other remedy to which they are entitled at law or in equity. Each party also agrees that it and its Representatives shall waive any requirement for the security or posting of any bond in connection with any such equitable relief.

5.11     Interpretation. When a reference is made in this Agreement to “Articles” or “Sections”, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” shall refer to the date of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. All references to “$” or “dollars” mean the lawful currency of the United States of America. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the

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case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. References to a Person are also to its permitted successors and assigns. References to numbers of shares and to sums of money contained herein will be adjusted to account for any reclassification, exchange, substitution, combination, stock split or reverse stock split of the shares. Whenever any Holder has any consent or approval right, in this Agreement, such consent or approval may be given or withheld or made subject to such conditions as are determined by the relevant Person in its sole discretion.

5.12     Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

5.13     Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by Law, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

5.14     No Joint and Several Liability. Notwithstanding anything to the contrary in this Agreement, all representations, warranties, covenants, liabilities and obligations under this Agreement are several, and not joint, to each Holder, and no Holder will be liable for any breach, default, liability or other obligation of the other Holder party to this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HEIDMAR MARITIME HOLDINGS CORP.

By:	/s/ Pankaj Khanna
	Name:	Pankaj Khanna
	Title:	Director

MAISTROS SHIPINVEST CORP.

By:	/s/ Foteini-Elena Kokoretsi
	Name:	Foteini-Elena Kokoretsi
	Title:	Sole Director

RHEA MARINE LTD.

By:	/s/ Michalis Mastris
	Name:	Michalis Mastris
	Title:	Sole Director

Signature Page to Registration Rights Agreement

SCHEDULE A

Holder	Address
Rhea Marine Ltd.

Heidmar Inc.

89, Akti Miaouli

185 38, Piraeus, Greece

Tel: +30 2160024900

with a copy (which shall not constitute notice) to:

Seward & Kissel LLP

One Battery Park Plaza

New York, NY 10004

Fax: 212-480-8421

Phone: 212-574-1200

Attention:     Keith Billotti

billotti@sewkis.com

Maistros Shipinvest Corp.

Capital Building,

3, Iassonos Street,

18537 Piraeus, Greece

Tel. +30 2104584950

Fax. +30 2104284285

Attention: Legal Department

legal@capitalship.gr

with a copy (which shall not constitute notice) to:

Watson Farley & Williams LLP
120 West 45th Street, 20th floor

New York, New York 10036
Fax: 212-922-1512
Phone: 212-922-2200

Attention: Steven Hollander

shollander@wfw.com

A-1

EXHIBIT E

JOINT FILING AGREEMENT

Each of the undersigned hereby consents and agrees to the joint filing of this Schedule 13D, including any amendments thereto, relating to the common stock, par value $0.001 per share, of Heidmar Maritime Holdings Corp.

Date: February 26, 2025

RHEA MARINE LTD.

By:	/s/ Michalis Mastris
	Name:	Michalis Mastris
	Title:	Director

PANKAJ KHANNA

By:	/s/ Pankaj Khanna
	Name:	Pankaj Khanna